                                                                    EXHIBIT 99.1


Conoco Inc.'s Audited 2000 Consolidated Financial Statements


                                      INDEX

                                                                                             PAGE
Report of Management.........................................................................  1

Audited Consolidated Financial Statements

   Report of Independent Accountants.........................................................  2

   Consolidated Statement of Income - Years Ended December 31, 2000, 1999 and 1998...........  3

   Consolidated Balance Sheet - at December 31, 2000 and 1999................................  4

   Consolidated Statement of Stockholders' Equity/Owner's Net Investment and Accumulated
     Other Comprehensive Loss - Years Ended December 31, 2000, 1999 and 1998.................  5

   Consolidated Statement of Cash Flows - Years Ended December 31, 2000, 1999 and 1998.......  6

   Notes to Consolidated Financial Statements................................................  7

Unaudited Financial Information

   Supplemental Petroleum Data - 2000, 1999 and 1998......................................... 39

   Consolidated Quarterly Financial Data - 2000 and 1999..................................... 45

                              REPORT OF MANAGEMENT

     Management of Conoco Inc. is responsible for preparing the accompanying consolidated financial statements and other information. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles considered by management to present fairly Conoco's financial position, results of operations and cash flows. The consolidated financial statements include some amounts that are based on management's best estimates and judgments.

     Conoco's system of internal controls is designed to provide reasonable assurance as to the protection of assets against loss from unauthorized use or disposition, and the reliability of financial records for preparing financial statements and maintaining accountability for assets. Conoco's business ethics policy is the cornerstone of our internal control system. This policy sets forth management's commitment to conduct business worldwide with the highest ethical standards and in conformity with applicable laws. The business ethics policy also requires that all documents supporting transactions clearly describe their true nature and that all transactions be properly reported and classified in the financial records. An extensive internal audit program monitors Conoco's system of internal controls. Management believes Conoco's system of internal controls meets the objective noted above.

     Conoco's independent accountants, PricewaterhouseCoopers LLP, have audited the consolidated financial statements. The purpose of their audit is to independently affirm the fairness of management's reporting of financial position, results of operations and cash flows. Management has made available to PricewaterhouseCoopers LLP all of Conoco's financial records and related data, as well as the minutes of the stockholders' and directors' meetings. To express the opinion set forth in their report, PricewaterhouseCoopers LLP studies and evaluates the internal controls to the extent they deem necessary. The adequacy of Conoco's internal control systems and the accounting principles employed in financial reporting are under the general oversight of the Audit and Compliance Committee of the Board of Directors. This committee also has responsibility for employing the independent accountants, subject to stockholder ratification. All members of this committee are independent of Conoco, in compliance with the rules of the New York Stock Exchange. The independent accountants and the internal auditors have direct access to the Audit and Compliance Committee, and they meet with the Audit and Compliance Committee from time to time, with and without management present, to discuss accounting, auditing and financial reporting matters.

        /s/ ARCHIE W. DUNHAM                   /s/ ROBERT W. GOLDMAN                   /s/ W. DAVID WELCH
-----------------------------------      --------------------------------       --------------------------------
          Archie W. Dunham                       Robert W. Goldman                       W. David Welch
      Chairman, President and             Senior Vice President, Finance                Controller and
      Chief Executive Officer               and Chief Financial Officer          Principal Accounting Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and the Board of Directors of Conoco Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity/owner's net investment and accumulated other comprehensive loss, and of cash flows present fairly, in all material respects, the financial position of Conoco Inc. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



PRICEWATERHOUSECOOPERS LLP


Houston, Texas
February 19, 2001

                                   CONOCO INC.


                        CONSOLIDATED STATEMENT OF INCOME


                                                                    YEAR ENDED DECEMBER 31
                                                            ---------------------------------------
                                                               2000          1999          1998
                                                            -----------   -----------   -----------
                                                                (IN MILLIONS, EXCEPT PER SHARE)
Revenues
   Sales and other operating revenues* ..................   $    38,737   $    27,039   $    22,796
   Equity in earnings of affiliates (note 12) ...........           277           150            22
   Other income (note 4) ................................           273           120           350
                                                            -----------   -----------   -----------
         Total revenues .................................        39,287        27,309        23,168
                                                            -----------   -----------   -----------

Costs and expenses
   Cost of goods sold ...................................        23,921        14,781        11,751
   Operating expenses ...................................         2,215         2,060         2,089
   Selling, general and administrative expenses .........           794           809           736
   Stock option provision (note 22) .....................            --            --           236
   Exploration expenses .................................           279           270           380
   Depreciation, depletion and amortization .............         1,301         1,193         1,113
   Taxes other than on income* (note 5) .................         6,981         6,668         5,970
   Interest and debt expense (note 6) ...................           338           311           199
                                                            -----------   -----------   -----------
          Total costs and expenses ......................        35,829        26,092        22,474
                                                            -----------   -----------   -----------
Income before income taxes ..............................         3,458         1,217           694
Provision for income taxes (note 7) .....................         1,556           473           244
                                                            -----------   -----------   -----------
Net income ..............................................   $     1,902   $       744   $       450
                                                            ===========   ===========   ===========

Earnings per share (note 8)**
   Basic ................................................   $      3.05   $      1.19   $       .95
   Diluted ..............................................   $      3.00   $      1.17   $       .95

Weighted-average number of shares outstanding (note 8)
   Basic ................................................           624           627           474
   Diluted ..............................................           633           636           475

----------
*    Includes petroleum excise taxes ....................   $     6,774   $     6,492   $     5,801

**   Earnings per share for 1998, prior to Conoco's initial public offering, was calculated by using only Class B common stock, as required by SFAS No. 128 (see note 8).


          See accompanying notes to consolidated financial statements.

                                   CONOCO INC.

                           CONSOLIDATED BALANCE SHEET




                                                                                            DECEMBER 31
                                                                                      ------------------------
                                                                                         2000          1999
                                                                                      ----------    ----------
                                                                                            (IN MILLIONS)
                                                   ASSETS

Current assets
   Cash and cash equivalents ......................................................   $      342    $      317
   Accounts and notes receivable (note 9) .........................................        1,837         1,735
   Inventories (note 10) ..........................................................          791           703
   Prepaid expenses and other current assets ......................................          441           313
                                                                                      ----------    ----------
         Total current assets .....................................................        3,411         3,068
Property, plant and equipment (note 11) ...........................................       23,890        22,476

Less: accumulated depreciation, depletion and amortization ........................      (11,683)      (11,241)
                                                                                      ----------    ----------
Net property, plant and equipment .................................................       12,207        11,235
Investment in affiliates (note 12) ................................................        1,831         1,604
Other assets (note 13) ............................................................          678           468
                                                                                      ----------    ----------
Total assets ......................................................................   $   18,127    $   16,375
                                                                                      ==========    ==========


                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable (note 14) .....................................................   $    1,723    $    1,489
   Short-term borrowings and capital lease obligations (note 15) ..................          256           663
   Income taxes (note 7) ..........................................................          665           303
   Other accrued liabilities (note 16) ............................................        1,543         1,303
                                                                                      ----------    ----------
         Total current liabilities ................................................        4,187         3,758
Long-term borrowings and capital lease obligations (note 17) ......................        4,138         4,080
Deferred income taxes (note 7) ....................................................        1,911         1,689
Other liabilities and deferred credits (note 18) ..................................        1,926         1,958
                                                                                      ----------    ----------
         Total liabilities ........................................................       12,162        11,485
                                                                                      ----------    ----------

Commitments and contingent liabilities (note 26)
Minority interests (note 19) ......................................................          337           335
Stockholders' equity (note 20)
   Preferred stock, $.01 par value
     250,000,000 shares authorized; none issued ...................................           --            --
   Class A common stock, $.01 par value
     3,000,000,000 shares authorized; 191,497,821 shares issued with 186,646,358 shares outstanding at December 31, 2000 and 189,039,861 shares
       outstanding at December 31, 1999 ...........................................            2             2
   Class B common stock, $.01 par value
     1,599,776,271 shares authorized, 436,786,482 shares issued and outstanding at December 31, 2000; 1,600,000,000 shares authorized,
       436,543,573 shares issued and outstanding at December 31, 1999 .............            4             4
   Additional paid-in capital .....................................................        4,932         4,941
   Retained earnings ..............................................................        1,460            44
   Accumulated other comprehensive loss (note 21) .................................         (653)         (372)
   Treasury stock, at cost
     4,851,463 and 2,457,960 Class A shares at December 31, 2000 and
       December 31, 1999, respectively ............................................         (117)          (64)
                                                                                      ----------    ----------

         Total stockholders' equity ...............................................        5,628         4,555
                                                                                      ----------    ----------
Total liabilities and stockholders' equity ........................................   $   18,127    $   16,375
                                                                                      ==========    ==========

          See accompanying notes to consolidated financial statements.

                                   CONOCO INC.

    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/OWNER'S NET INVESTMENT AND
                      ACCUMULATED OTHER COMPREHENSIVE LOSS

                                (NOTES 20 AND 21)

                                                                          RETAINED                    ACCUMULATED
                                                             ADDITIONAL   EARNINGS                       OTHER
                                      OWNER'S NET  COMMON     PAID-IN   (ACCUMULATED   COMPREHENSIVE COMPREHENSIVE   TREASURY
                                      INVESTMENT    STOCK     CAPITAL      DEFICIT)       INCOME         LOSS         STOCK
                                      ----------- ---------  ---------   ------------  -------------   ---------    ---------
                                                                         (IN MILLIONS)
Balance January 1, 1998 .............  $   8,087  $      --  $      --   $      --                     $    (191)   $      --
Comprehensive income
  Net income (loss) .................        694                              (244)      $     450
  Other comprehensive income (loss)
     Foreign currency translation
       adjustment ...................                                                          (25)
     Minimum pension liability
       adjustment ...................                                                          (58)
                                                                                         ---------
       Other comprehensive loss .....                                                          (83)          (83)
                                                                                         ---------
Comprehensive income ................                                                    $     367
                                                                                         =========

Cash distribution to owner ..........       (512)
Dividends to owner ..................     (8,200)
Other transfers from owner ..........        433
Capitalization from owner at initial
  public offering ...................       (502)         4        498
Initial public offering .............                     2      4,226
Compensation plans ..................                               (5)
Treasury stock purchases ............                                                                                      (5)
Stock option provision (note 22) ....                              236
                                       ---------  ---------  ---------   ---------                        ------    ---------
Balance December 31, 1998 ...........         --          6      4,955        (244)                         (274)          (5)
Comprehensive income
  Net income ........................                                          744       $     744
  Other comprehensive income (loss)
     Foreign currency translation
       adjustment ...................                                                         (162)
     Minimum pension liability
       adjustment ...................                                                           64
                                                                                         ---------
       Other comprehensive loss .....                                                          (98)          (98)
                                                                                         ---------
Comprehensive income ................                                                    $     646
                                                                                         =========
Adjustment to capitalization from
  owner at initial public
  offering (note 20) ................                              (26)
Dividends ...........................                                         (445)
Compensation plans ..................                               12
Treasury stock - purchases ..........                                                                                     (87)
               - issuances ..........                                          (11)                                        28
                                       ---------  ---------  ---------   ---------                     ---------    ---------
Balance December 31, 1999 ...........         --          6      4,941          44                          (372)         (64)
Comprehensive income
  Net income ........................                                        1,902       $   1,902
  Other comprehensive income (loss)..
     Foreign currency translation
       adjustment ...................                                                         (272)
     Minimum pension liability
       adjustment ...................                                                           (9)
                                                                                         ---------
       Other comprehensive loss .....                                                         (281)         (281)
                                                                                         ---------
Comprehensive income ................                                                    $   1,621
                                                                                         =========
Dividends ...........................                                        (474)
Compensation plans ..................                                           5
Redemption of minority interests ....                               (9)
Treasury stock - purchases ..........                                                                                     (90)
               - issuances ..........                                          (17)                                        37
                                       ---------  ---------  ---------   ---------                     ---------    ---------
Balance December 31, 2000 ...........  $      --  $       6  $   4,932   $   1,460                     $    (653)   $    (117)
                                       =========  =========  =========   =========                     =========    =========



          See accompanying notes to consolidated financial statements.

                                   CONOCO INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                     YEAR ENDED DECEMBER 31
                                                                           --------------------------------------
                                                                              2000          1999          1998
                                                                           ----------    ----------    ----------
                                                                                        (IN MILLIONS)
Cash provided by operations
   Net income ..........................................................   $    1,902    $      744    $      450
   Adjustments to reconcile net income to cash provided by operations
      Depreciation, depletion and amortization .........................        1,301         1,193         1,113
      Dry hole costs and impairment of unproved properties .............           88           131           163
      Stock option provision (note 22) .................................           --            --           236
      Inventory write-down to market (note 10) .........................           --            --            97
      Deferred income taxes (note 7) ...................................          236          (111)          (32)
      Income applicable to minority interests ..........................           24            25            21
      Gain on asset dispositions .......................................          (72)          (20)         (206)
      Undistributed equity earnings ....................................         (145)          (73)           83
      Other non-cash charges and credits - net .........................          (87)          (18)          (14)
      Decrease (increase) in operating assets
        Accounts and notes receivable ..................................         (153)         (573)          125
        Inventories ....................................................         (119)           80           (62)
        Other operating assets .........................................         (313)          107          (172)
      Increase (decrease) in operating liabilities
        Accounts and other operating payables ..........................          567           639           (69)
        Income and other taxes payable (notes 5 and 7) .................          209            92          (360)
                                                                           ----------    ----------    ----------
           Cash provided by operations .................................        3,438         2,216         1,373
                                                                           ----------    ----------    ----------
Investing activities (note 24)
    Purchases of property, plant and equipment .........................       (1,921)       (1,675)       (1,965)
    Purchases of businesses - net of cash acquired .....................         (661)           --            --
    Investments in affiliates - additions ..............................         (173)         (272)         (391)
                              - repayment of loans and advances ........           64            45             6
    Proceeds from sales of assets and subsidiaries .....................          222           162           721
    Net (increase) decrease in short-term financial instruments ........           (3)           34            31
                                                                           ----------    ----------    ----------
           Cash used in investing activities ...........................       (2,472)       (1,706)       (1,598)
                                                                           ----------    ----------    ----------
Financing activities
    Short-term borrowings (note 15) - receipts .........................       28,091        12,778            --
                                    - payments .........................      (28,498)      (12,156)          (26)
    Long-term borrowings - receipts ....................................           65         3,970            --
                         - payments ....................................           --           (20)           (4)
    Related party borrowings - receipts ................................           --           865           927
                             - payments ................................           --        (5,461)       (5,434)
    Related party notes receivable - receipts ..........................           --            --           444
                                   - payments ..........................           --            --          (152)
    Treasury stock - purchases .........................................          (90)          (87)           (5)
                   - proceeds from issuances ...........................           12            13            --
    Cash dividends .....................................................         (474)         (445)           --
    Proceeds from initial public offering ..............................           --            --         4,228
    Cash distribution to owner .........................................           --           (11)         (512)
    Minority interests (note 19) - receipts ............................           --           326            --
                                 - payments ............................          (26)         (324)          (21)
                                                                           ----------    ----------    ----------
           Cash used in financing activities ...........................         (920)         (552)         (555)
                                                                           ----------    ----------    ----------
Effect of exchange rate changes on cash ................................          (21)          (35)           27
                                                                           ----------    ----------    ----------
Increase (decrease) in cash and cash equivalents .......................           25           (77)         (753)
Cash and cash equivalents at beginning of year .........................          317           394         1,147
                                                                           ----------    ----------    ----------
Cash and cash equivalents at end of year ...............................   $      342    $      317    $      394
                                                                           ==========    ==========    ==========
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
Transactions with DuPont
    Dividends to owner .................................................   $       --    $       --    $   (8,200)
    Promissory note issued .............................................           --            --         7,500
    Notes receivable reduced ...........................................           --            --           700
    Borrowings contributed to capital ..................................           --            --          (544)
                                                                           ----------    ----------    ----------
Total non-cash financing activities ....................................   $       --    $       --    $     (544)
                                                                           ==========    ==========    ==========

          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

1. BASIS OF PRESENTATION

     Conoco is an integrated, global energy company that has three operating segments--upstream, downstream and emerging businesses. Activities of the upstream operating segment include exploring for, developing, producing and selling crude oil, natural gas and natural gas liquids. Downstream operating segment activities include refining crude oil and other feedstocks into petroleum products; buying and selling crude oil and refined products; and transporting, distributing and marketing petroleum products. Emerging businesses operating segment activities include the development of new businesses beyond our traditional operations with the potential to contribute substantially to long-term growth. Conoco has five reporting segments. Four of these reporting segments reflect geographic division between U.S. and international operations in upstream and downstream businesses, and one segment is for emerging businesses. Corporate includes general corporate expenses, financing costs and other non-operating items and captive insurance operations.

     The initial public offering of the Class A common stock of Conoco commenced on October 21, 1998. The initial public offering consisted of approximately 191 million shares of Class A common stock issued at a price of $23 per share and represented E.I. du Pont de Nemours and Company's (DuPont) first step in the planned divestiture of Conoco. After the initial public offering, DuPont owned 100 percent of Conoco's Class B common stock (approximately 437 million shares), representing approximately 70 percent of Conoco's outstanding common stock and approximately 92 percent of the combined voting power of all classes of voting stock of Conoco. On August 6, 1999, DuPont concluded an exchange offer to its stockholders, which resulted in all 437 million shares of Class B common stock being distributed to DuPont stockholders. The exchange offer was the final step in DuPont's planned divestiture of Conoco.

     Prior to the date of the initial public offering, operations were conducted by Conoco and, in some cases, subsidiaries of DuPont. The accompanying consolidated financial statements for 1998 are presented on a carve-out basis prepared from DuPont's historical accounting records and include the historical operations of both entities owned by Conoco and operations transferred to Conoco by DuPont at the time of the initial public offering. In this context, no direct ownership relationship existed among all the various units comprising Conoco. Accordingly, cash distribution to owner prior to the initial public offering included funds transferred between Conoco and DuPont for operating needs, cash dividends paid and other equity transactions.

     Effective at the time of the initial public offering, Conoco's capital structure was established and the transfer to Conoco of certain subsidiaries previously owned by DuPont was substantially complete, resulting in direct ownership of those subsidiaries. Accordingly, for periods subsequent to the initial public offering, financial information is presented on a consolidated basis.

     The consolidated statement of income includes all revenues and costs directly attributable to Conoco. These costs include costs for facilities, functions and services used by Conoco at shared sites and costs for certain functions and services performed by centralized DuPont organizations and directly charged to Conoco based on usage. In addition, services performed by Conoco on DuPont's behalf are directly charged to DuPont. The results of operations also include allocations of DuPont's general corporate expenses through the date of the initial public offering.

     Prior to the date of the initial public offering, all charges and allocations of cost for facilities, functions and services performed by DuPont organizations for Conoco are deemed paid by Conoco to DuPont, in cash, in the period in which the cost was recorded in the consolidated financial statements. Allocations of current income taxes receivable or payable are similarly considered remitted, in cash, by or to DuPont in the period the related income taxes were recorded. Subsequent to the initial public offering, such costs are billed directly under transitional service agreements, and income taxes are paid directly to the taxing authorities, or to DuPont, as appropriate.

     All of the allocations and estimates in the consolidated financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if Conoco had been operated as a separate entity for periods prior to the initial public offering.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

     The accounts of wholly owned and majority owned subsidiaries are included in the consolidated financial statements. All intercompany balances have been eliminated. The equity method is used to account for investments in corporate entities, partnerships and limited liability companies in which Conoco exerts significant influence, generally having a 20 percent to 50 percent ownership interest. Conoco's 50.1 percent noncontrolling interest in Petrozuata C.A., located in Venezuela, is accounted for using the equity method. The equity method is used because the minority shareholder, a subsidiary of PDVSA, the national oil company of the Bolivarian Republic of Venezuela, has substantive participating rights. Undivided interests in oil and gas properties under joint operating agreements and in transportation assets are combined on a proportionate gross basis. Other investments, excluding marketable securities, are carried at cost.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from those estimates and assumptions.

Revenue Recognition

     Revenues are recorded when title passes to the customer. Revenues from the production of oil and gas properties in which Conoco has interests with other companies are recorded on the basis of sales to customers. Differences between these sales and our share of production are not significant. Revenues from construction service contracts are recorded on a percentage-of-completion method.

Cash Equivalents

     Cash equivalents represent investments with maturities of three months or less from the time of purchase. They are carried at cost plus accrued interest, which approximates fair value.

Inventories

     Inventories are carried at the lower of cost or market. Cost is determined under the last-in, first-out (LIFO) method for inventories of crude oil and petroleum products. Cost for remaining inventories, principally materials and supplies, is generally determined by the average cost method. Market is determined on a regional basis and any lower of cost or market write-down is recorded as a permanent adjustment to the cost of inventory.

Property, Plant and Equipment (PP&E)

     PP&E is carried at cost, including interest capitalized on construction projects. Depreciation of PP&E, other than oil and gas properties, is generally computed on a straight-line basis over the estimated economic lives of the facilities, which for major assets range from 14 to 25 years. When assets that are part of a composite group are retired, sold, abandoned or otherwise disposed of, the cost, net of sales proceeds or salvage value, is charged against the accumulated reserve for depreciation, depletion and amortization (DD&A). Where depreciation is accumulated for specific assets, gains or losses on disposal are included in period income.

     Minor maintenance and repairs are charged to expense; replacements and improvements are capitalized.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

Major Maintenance

     Conoco accrues in advance for planned major maintenance. Costs accrued, which are classified as liabilities on the balance sheet, are primarily related to work to be done as part of refinery turnarounds and drydock maintenance for tankers, barges and boats.

Oil and Gas Properties

     Conoco follows the successful efforts method of accounting. Under successful efforts, the costs of property acquisitions, successful exploratory wells, development wells and related support equipment and facilities are capitalized. The costs of producing properties are amortized at the field level on a unit-of-production method.

     Unproved properties, which are individually significant, are periodically assessed for impairment. The impairment of individually insignificant properties is recorded by amortizing the costs based on past experience and the estimated holding period. Exploratory well costs are expensed in the period a well is determined to be unsuccessful. All other exploration costs, including geological and geophysical costs, production costs and overhead costs, are expensed in the period incurred.

     The estimated costs of dismantlement and removal of oil and gas related facilities are accrued over the properties' productive lives using the unit-of-production method and recognized as a liability as the amortization expense is recorded.

Impairment of Long-lived Assets

     Long-lived assets, with recorded values that are not expected to be recovered through future cash flows, are written down to current fair value through additional amortization or depreciation provisions. Fair value is generally determined from estimated discounted future net cash flows. Upstream properties are evaluated at the field level.

Environmental Costs

     Environmental expenditures are expensed or capitalized, as appropriate, depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations, and that do not have future economic benefit, are expensed. Liabilities related to future costs are recorded on an undiscounted basis when environmental assessments and/or remediation activities are probable and the costs can be reasonably estimated.

Stock Compensation

     Conoco applies the intrinsic value method of accounting for stock options as prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Pro forma information regarding changes in net income and earnings per share data, if the accounting prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," had been applied, is presented in note 22.

Income Taxes

     The provision for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of Conoco's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that some or all of the deferred tax asset will not be realized.

     Prior to the date of the initial public offering, Conoco was included in the DuPont consolidated tax return, and the provision for income taxes was determined using the loss benefit method. Under the loss benefit method, the current tax provision or benefit is allocated based on the expected amount to be paid or received from the

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


consolidated group. Benefits of losses and credit carry forwards are recorded when members of the consolidated group expect to realize such benefits. The pro forma effect on the consolidated statement of income, reflecting the provision for income taxes on a separate return basis prior to the initial public offering, is not material. For periods ending after the initial public offering, Conoco has filed separate tax returns. Accordingly, for periods subsequent to the initial public offering, the provision for income taxes has been determined on a separate tax return basis.

     Provision has been made for income taxes on unremitted earnings of subsidiaries and affiliates, except in cases in which earnings are deemed to be permanently invested.

Foreign Currency Translation

     The local currency is the functional currency for Conoco's integrated western European and some eastern European petroleum operations. The euro has been adopted as the local currency by the 12 countries participating in the European Economic and Monetary Union. For those participating countries in which Conoco operates, the euro concurrently became Conoco's functional currency. For subsidiaries whose functional currency is the local currency, assets and liabilities denominated in local currency are translated into U.S. dollars at end-of-period exchange rates. The resultant translation adjustment is a component of accumulated other comprehensive loss (see note 21). Monetary assets and liabilities denominated in currencies other than the local currency are remeasured into the local currency prior to translation into U.S. dollars. The resultant exchange gains or losses, together with their related tax effects, are included in income in the period in which they occur. Revenue and expenses are translated into U.S. dollars at the average exchange rates in effect during the period.

     For subsidiaries where the U.S. dollar is the functional currency, all foreign currency asset and liability amounts are remeasured into U.S. dollars at end-of-period exchange rates. Inventories, prepaid expenses and PP&E are exceptions to this policy and are remeasured at historical rates. Foreign currency revenue and expenses are remeasured at average exchange rates in effect during the year. Exceptions to this policy include all expenses related to balance sheet amounts that are remeasured at historical exchange rates. Exchange gains and losses arising from remeasured foreign-currency-denominated monetary assets and liabilities are included in current period income.

Commodity Hedging and Trading Activities

     Conoco enters into energy-related futures, forwards, swaps and options in various markets:

     o    to balance its physical systems;

     o    to meet customer needs; and

     o to manage its price exposure on anticipated crude oil, natural gas, refined product and electric power transactions.

     Gains and losses on non-trading contracts that are designated as hedges are deferred and included in the measurement of the related transaction. Changes in market values of all other derivative contracts are reflected in income in the period the change occurs.

     In the event a derivative designated as a hedge is terminated prior to the maturity of the hedged transaction, gains or losses at termination are deferred and included in the measurement of the hedged transaction. If a hedged transaction matures, is sold, extinguished or terminated prior to the maturity of a derivative designated as a hedge of such transaction, then the gains or losses associated with the derivative, through the maturity date of the transaction, are included in the measurement of the hedged transaction. The derivative also is reclassified as for trading purposes. Derivatives designated as a hedge of an anticipated transaction are reclassified as for trading purposes if the anticipated transaction is no longer expected to occur.

     In the consolidated statement of cash flows, Conoco reports the cash flows resulting from its hedging activities in the same category as the related item that is being hedged.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


Reclassifications

     Certain data in the prior years' financial statements have been reclassified to conform to the 2000 presentation.

Recent Accounting Standards

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Certain Hedging Activities." In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Hedging Activities," which made certain amendments to SFAS No. 133. These Standards, which were required to be adopted by Conoco on January 1, 2001, modify the criteria for identifying derivative instruments and require that derivatives, whether in stand-alone contracts or, in certain cases, those embedded into other contracts, be recorded at their fair value as assets or liabilities in the balance sheet. In addition, the Standards prescribe the accounting for the gain or loss resulting from changes in the fair value of derivatives designated as hedging instruments as follows:

o the gain or loss on a fair value hedge (a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment) is recognized in earnings in the period of change together with the offsetting gain or loss on the hedged item;

o the gain or loss on a cash flow hedge (a hedge of the exposure to variable cash flow of a forecasted transaction) is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings;

o the gain or loss on a foreign currency hedge (a hedge of an exposure to risk of changes in foreign currency exchange rates) is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the foreign currency transaction affects earnings; and

o the ineffective portion of the gain or loss on derivatives designated as hedging instruments is recognized in earnings in the period of change.

     Conoco adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001. As part of the preparation for adoption of these Standards, Conoco completed an evaluation of its Risk Management Policy and a review of its underlying business activities in order to identify contractual arrangements that qualify as derivative instruments pursuant to the requirements of the Standards. Consistent with its Risk Management Policy, which was not changed as a result of this evaluation, Conoco intends to use stand-alone derivative instruments to manage its commodity price, foreign currency rate and interest rate risks. In addition, Conoco intends to continue to conduct limited amounts of trading for profit unrelated to its underlying physical business using stand-alone commodity derivative instruments. Pursuant to these Standards, such trading for profit contracts will continue to be reported on the balance sheet at fair value consistent with the current treatment afforded such contracts under existing generally accepted accounting principles.

     Upon initial adoption of the Standards on January 1, 2001, Conoco recorded a cumulative transition gain of $37 after tax into net income, which was mainly the result of certain derivative instruments that did not meet the conditions for hedge accounting pursuant to the Standards, and $1 into other comprehensive income to reflect the fair value of derivatives intended as cash flow hedges. In addition, $297 was recorded as assets and $259 was recorded as liabilities.

     SFAS No. 133 and SFAS No. 138 are complex and subject to a potentially wide range of interpretations in their application. As such, in 1998 the FASB established the Derivative Implementation Group (DIG) task force specifically to consider and to publish official interpretations of issues arising from the implementation of these Standards. The DIG currently is considering several issues, and the potential exists for additional issues to be brought under its review. Therefore, if subsequent DIG interpretations of these Standards are different than Conoco's initial application, it is possible that the impact of Conoco's implementation, as stated above, will be modified.

     Conoco's Risk Management Policy is further explained in note 25 to these financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

3. TRANSACTIONS WITH DUPONT

     As disclosed in note 1, DuPont ceased to be a related party effective August 6, 1999. However, the 1999 and 1998 consolidated financial statements included related party transactions with DuPont involving services such as cash management, other financial services, purchasing, legal, computer, corporate aviation and general corporate expenses that were provided between Conoco and DuPont organizations. For periods prior to the initial public offering, the costs of services were directly charged or allocated between Conoco and DuPont using methods management believes were reasonable. These methods included negotiated usage rates, dedicated asset assignment and proportionate corporate formulas involving assets, revenues and employees. Such charges and allocations were not necessarily indicative of what would have been incurred if Conoco had been a separate entity.

     Amounts charged to Conoco for these services were $21 for 1999 and $121 for 1998. These amounts were principally included in selling, general and administrative expenses. Conoco provided DuPont services such as computer, legal and purchasing, as well as certain technical and plant operating services. Charges for these services amounted to $15 for 1999 and $61 for 1998. These charges to DuPont were treated as reductions, as appropriate, of cost of goods sold, operating expenses or selling, general and administrative expenses.

     Interest expense charged by DuPont was $91 for 1999 and $264 for 1998. Interest charged by DuPont reflected market-based interest rates. A portion of historical related party interest cost and other interest expense was capitalized as cost associated with major construction projects. Interest income from DuPont was $43 for 1998, and also reflected market-based interest rates.

     Sales and other operating revenues included sales of products from Conoco to DuPont, principally natural gas and gas liquids supplied to several DuPont plant sites. These sales totaled $211 for 1999 and $427 for 1998. Also included for 1998 was $20 in revenues from insurance premiums charged to DuPont for property and casualty coverage outside the U.S. Purchases of products from DuPont during these periods were not material. Subsequent to the initial public offering, these intercompany arrangements between DuPont and Conoco, excluding insurance coverage provided to DuPont, were provided under transition service agreements or other long-term agreements.

     In April 1999, Conoco issued and sold in a public offering $4,000 in senior fixed-rate debt securities with a weighted-average interest rate of 6.49 percent. The $3,970 net proceeds of this offering were used to repay a portion of Conoco's separation-related indebtedness to DuPont that was incurred in 1998. The remaining debt owed to DuPont was repaid in May 1999 with proceeds from a commercial paper program (see note 15).

4. OTHER INCOME

                                                    2000         1999        1998
                                                  ---------    ---------   ---------
Interest income
   DuPont (see note 3) ........................   $      --    $      --   $      43
   Other ......................................          39           25          46
                                                  ---------    ---------   ---------
   Total ......................................          39           25          89
Gain on sales of assets and subsidiaries (1) ..          72           26         207
Write-off of Colombia power venture ...........         (26)          --          --
Syrian service contract .......................         110            3          --
Exchange gain (loss) and other ................          78           66          54
                                                  ---------    ---------   ---------
Other income ..................................   $     273    $     120   $     350
                                                  =========    =========   =========

----------

(1) 2000 includes a gain of $42 from the sale of Oklahoma gas properties. 1998 includes a gain of $89 from the sale of certain upstream properties in the North Sea and the U.S.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


5. TAXES OTHER THAN ON INCOME

                                                                                 2000         1999         1998
                                                                               ---------    ---------    ---------
Petroleum excise taxes
   U.S. ....................................................................   $   1,572    $   1,495    $   1,286
   Non-U.S. ................................................................       5,202        4,997        4,515
                                                                               ---------    ---------    ---------
      Total ................................................................       6,774        6,492        5,801
Payroll taxes ..............................................................          45           44           42
Property taxes .............................................................          65           64           64
Production and other taxes .................................................          97           68           63
                                                                               ---------    ---------    ---------
Taxes other than on income..................................................   $   6,981    $   6,668    $   5,970
                                                                               =========    =========    =========

6. INTEREST AND DEBT EXPENSE

                                                                                 2000         1999         1998
                                                                               ---------    ---------    ---------
Interest and debt cost incurred
   DuPont (see note 3) .....................................................   $      --    $      91    $     264
   Other debt and capital leases ...........................................         354          226            7
                                                                               ---------    ---------    ---------
      Total ................................................................         354          317          271
Less: Interest and debt cost capitalized ...................................          16            6           72
                                                                               ---------    ---------    ---------
Interest and debt expense (1) ..............................................   $     338    $     311    $     199
                                                                               =========    =========    =========

----------

(1) Interest paid, net of amounts capitalized, was $331 in 2000, $297 in 1999 and $145 in 1998.

7. PROVISION FOR INCOME TAXES

                                                                                 2000         1999         1998
                                                                               ---------    ---------    ---------
Current tax expense
    U.S. federal ...........................................................   $     126    $      26    $     (57)
    U.S. state and local ...................................................          11            4           10
    Non-U.S. ...............................................................       1,183          554          323
                                                                               ---------    ---------    ---------
      Current tax expense ..................................................       1,320          584          276
                                                                               ---------    ---------    ---------

Deferred tax expense
    U.S. federal ...........................................................         125          (84)         (51)
    U.S. state and local ...................................................           3           (5)          (5)
    Non-U.S. ...............................................................         108          (22)          24
                                                                               ---------    ---------    ---------
      Deferred tax expense .................................................         236         (111)         (32)
                                                                               ---------    ---------    ---------

Provision for income taxes .................................................       1,556          473          244
    Foreign currency translation (see note 21) .............................         (83)         (29)         (22)
    Minimum pension liability (see note 21) ................................          (5)          29          (26)
                                                                               ---------    ---------    ---------
Total provision ............................................................   $   1,468    $     473    $     196
                                                                               =========    =========    =========

     Total income taxes paid worldwide were $1,030 in 2000, $493 in 1999 and $714 in 1998.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


    At December 31, 2000 and 1999, deferred taxes were classified in the consolidated balance sheet as follows:

                                                    2000          1999
                                                 ----------    ----------
Prepaid expenses and other current assets ....   $      (43)   $      (15)
Other assets (see note 13) ...................          (39)          (61)
Income taxes .................................           66            27
Deferred income taxes ........................        1,911         1,689
                                                 ----------    ----------

Net deferred tax liabilities .................   $    1,895    $    1,640
                                                 ==========    ==========

     The significant components of deferred tax liabilities/(assets) at December 31, 2000 and 1999 were as follows:

                                                    2000          1999
                                                 ----------    ----------
Deferred tax liabilities
  PP&E .......................................   $    2,452    $    2,349
  Inventories ................................           15            46
  Other ......................................          181            85
                                                 ----------    ----------
      Deferred tax liabilities ...............        2,648         2,480

Deferred tax assets
  PP&E .......................................          (35)         (244)
  Employee benefits ..........................         (252)         (241)
  Other accrued expenses .....................         (275)         (236)
  Tax loss/tax credit carry forwards .........         (442)         (512)
  Other ......................................         (158)          (59)
                                                 ----------    ----------
      Deferred tax assets ....................       (1,162)       (1,292)
Valuation allowance ..........................          409           452
                                                 ----------    ----------
      Net deferred tax assets ................         (753)         (840)
                                                 ----------    ----------

Net deferred tax liabilities .................   $    1,895    $    1,640
                                                 ==========    ==========

     Valuation allowances, which reduce deferred tax assets to an amount that will more likely than not be realized, decreased $43 in 2000. This reflects a $123 decrease related to tax assets representing operating losses, which Conoco determined will more likely than not be realized in future years and tax loss carry forwards that have been relinquished or expired. This decrease is partially offset by an $80 increase used to offset tax assets representing operating and tax losses incurred in exploration, production and start-up operations. Valuation allowances increased $29 in 1999 primarily reflecting an $80 increase in the valuation allowance used to offset operating losses incurred in exploration, production and start-up operations, partially offset by a $51 decrease related to tax assets representing operating losses.

     Under the tax laws of various jurisdictions in which Conoco operates, deductions or credits that cannot be fully utilized for tax purposes during the current year may be carried forward. These loss carry forwards, subject to statutory limitations, can reduce taxable income or taxes payable in a future year. At December 31, 2000, the tax effect of such loss carry forwards approximated $442. Of this amount, $166 has no expiration date, $76 expires in 2001, $6 expires in 2002, $39 expires in 2003, $71 expires in 2004 and $84 expires in 2005 and later years.

     In connection with the separation from DuPont and the initial public offering, Conoco and DuPont entered into a tax sharing agreement. Several matters under the tax sharing agreement remain in dispute between Conoco and DuPont and are currently being arbitrated. Conoco currently expects that DuPont's obligations to Conoco could total up to approximately $250, plus interest. DuPont also has made claims related to the dispute, to which Conoco has taken exception. The amount of such claims is not material. The effect of the dispute currently is not reflected in Conoco's financial statements and, regardless of the outcome of this dispute, Conoco believes the result will not be material to its financial position or results of operations.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


     An analysis of Conoco's effective income tax rate follows:

                                                              2000          1999          1998
                                                            ---------     ---------     ---------
Statutory U.S. federal income tax rate ..................        35.0%         35.0%         35.0%
Higher tax rate on international operations .............        11.3          10.0           7.8
Alternative fuels credit ................................        (1.2)         (4.0)         (8.2)
Reduced tax benefit from stock option provision .........          --            --           4.9
Realization of unbenefited loss from sale of subsidiary .          --            --          (4.6)
Other - net .............................................        (0.1)         (2.1)          0.3
                                                            ---------     ---------     ---------
Effective income tax rate ...............................        45.0%         38.9%         35.2%
                                                            =========     =========     =========

     Income before income taxes was based on the location of the corporate unit to which such earnings are attributable. However, since such earnings were often subject to taxation in more than one country, the income tax provision shown above, as U.S. or non-U.S., does not correspond to the earnings as set forth in the following table.

                                                               2000        1999        1998
                                                            ---------   ---------   ---------
U.S. ....................................................   $     735   $      93   $    (173)
Non-U.S. ................................................       2,723       1,124         867
                                                            ---------   ---------   ---------
Income before income taxes ..............................   $   3,458   $   1,217   $     694
                                                            =========   =========   =========

     Unremitted earnings of international subsidiaries totaling $1,661 at December 31, 2000, and $1,488 at December 31, 1999, were deemed to be permanently invested. No deferred tax liability was recognized for the remittance of such earnings. It is not practicable to estimate the income tax liability that might be incurred if such earnings were remitted to the U.S.

8. EARNINGS PER SHARE

     Basic earnings per share (EPS) is computed by dividing net income (the numerator) by the weighted-average number of common shares outstanding plus the effects of certain Conoco employee and director awards and fee deferrals that are invested in Conoco stock units (the denominator). Diluted EPS is similarly computed, except that the denominator is increased to include the dilutive effect of outstanding stock options awarded under Conoco's compensation plans (see note 22).

     As described in note 1, Conoco's capital structure was established at the time of the initial public offering. In accordance with SEC Staff Accounting Bulletin No. 98, the capitalization of Class B common stock has been retroactively reflected for the purpose of presenting earnings per share for periods prior to the initial public offering. For the periods subsequent to the initial public offering, basic EPS reflects the weighted-average number of shares of Class A and Class B common stock and deferred award units outstanding. Corresponding diluted EPS includes the dilutive effect of an additional 8,405,998 shares for 2000, an additional 9,241,896 shares for 1999 and an additional 1,659,816 shares for 1998. These additional shares for 1998 represent the weighted-average dilutive effect of outstanding stock options that resulted from the concurrent cancellation of DuPont stock options at the date of the initial public offering and the issuance of options with respect to Class A common stock.

     The denominator is based on the following weighted-average number of common shares outstanding:

                                                                 2000                1999                 1998
                                                        ------------------   -----------------    -----------------
Basic..................................................       624,354,441         627,233,229          473,826,632
Diluted................................................       632,760,439         636,475,125          475,486,448

     Variable stock options for 3,124,146 shares of Class A and Class B common stock were outstanding at December 31, 2000 and 1999. At December 31, 1998, variable stock options for 1,724,146 shares of Class A and

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

Class B common stock were outstanding. These options were not included in the computation of diluted EPS because the threshold price required for these options to be vested had not been reached.

     Common shares held as treasury stock are deducted in determining the number of shares outstanding.

     Fixed stock options for 89,530; 30,972; and 28,796 shares of Class A common stock were not included in the diluted earnings per share calculation for 2000, 1999 and 1998, respectively, because the exercise price was greater than the average market price.

9. ACCOUNTS AND NOTES RECEIVABLE

                                                                    DECEMBER 31
                                                             -----------------------
                                                               2000         1999
                                                             ----------   ----------
Trade ....................................................   $    1,506   $    1,394
Notes and other ..........................................          331          341
                                                             ----------   ----------
Accounts and notes receivable ............................   $    1,837   $    1,735
                                                             ==========   ==========

     Included in the preceding table are accounts and notes receivable from affiliated companies (see note 12) of $548 at December 31, 2000, and $115 at December 31, 1999.

     The carrying value of accounts and notes receivable approximates fair value because of their short maturity.

     See note 27 for a description of operating segment markets and associated concentrations of credit risk.

10. INVENTORIES

                                                                     DECEMBER 31
                                                                 ---------------------
                                                                   2000        1999
                                                                 ---------   ---------
Crude oil and petroleum products .............................   $     643   $     554
Other merchandise ............................................          27          33
Materials and supplies .......................................         121         116
                                                                 ---------   ---------
Inventories ..................................................   $     791   $     703
                                                                 =========   =========

     The excess of market over book value of inventories valued under the LIFO method was $643 and $430 at December 31, 2000 and 1999, respectively. In the fourth quarter of 1998, a write-down to market of $97 was made in accordance with Conoco's inventory valuation policy (see note 2). Inventories valued at LIFO represented 81 percent and 78 percent of consolidated inventories at December 31, 2000 and 1999, respectively.

     During 2000, certain inventory quantities were reduced, resulting in a partial liquidation of the LIFO basis. The 2000 liquidation of inventories, carried at lower costs prevailing in prior years, as compared with the replacement costs of these inventories, had no material effect on net income. The effect of a liquidation of the LIFO basis during 1999 decreased cost of goods sold by approximately $67 and increased net income by approximately $42, or $.07 per diluted share. There was no material effect on net income in 1998 for LIFO reductions.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

11. PROPERTY, PLANT AND EQUIPMENT

                                                 DECEMBER 31
                                ---------------------------------------------
                                        COST                     NET
                                ---------------------   ---------------------
                                  2000        1999        2000        1999
                                ---------   ---------   ---------   ---------
Oil and gas properties
   Unproved .................   $   1,106   $   1,201   $     920   $     985
   Proved ...................      14,730      13,661       6,719       5,990
Other .......................       1,449       1,222       1,009         792
                                ---------   ---------   ---------   ---------
       Total upstream .......      17,285      16,084       8,648       7,767
Refining ....................       4,264       4,082       2,161       2,072
Marketing and distribution ..       2,202       2,214       1,292       1,309
                                ---------   ---------   ---------   ---------
       Total downstream .....       6,466       6,296       3,453       3,381
Emerging businesses .........          58          60          58          60
Corporate ...................          81          36          48          27
                                ---------   ---------   ---------   ---------

PP&E ........................   $  23,890   $  22,476   $  12,207   $  11,235
                                =========   =========   =========   =========

     PP&E includes downstream assets acquired under capital leases of $36 at December 31, 2000, and December 31, 1999. Related amounts included in accumulated DD&A were $16 at December 31, 2000, and $15 at December 31, 1999.

12. SUMMARIZED FINANCIAL INFORMATION FOR AFFILIATED COMPANIES

     Summarized consolidated financial information for Petrozuata C.A. (50.1 percent noncontrolling interest) and other affiliated companies for which Conoco uses the equity method of accounting (see note 2, "Basis of Consolidation") is shown below. "Other Affiliates" includes the financial information of, among others, the following: Ceska Rafinerska, a.s. (16.33 percent), CFJ Properties (50 percent), Excel Paralubes (50 percent), Malaysian Refining Company Sdn. Bhd. (40 percent), Pocahontas Gas Partnership (50 percent) and Polar Lights Company (50 percent).

                                                                             100%
                                                        -------------------------------------------------
                                                                             OTHER                              CONOCO'S
                                                          PETROZUATA       AFFILIATES         TOTAL               SHARE
                                                        --------------   ---------------  ---------------    -------------
2000
RESULTS OF OPERATIONS
Sales..............................................     $          512   $        10,836  $        11,348    $       4,368
Cost of goods sold.................................     $           17   $         8,031  $         8,048    $       3,287
Operating expenses.................................     $          125   $         1,349  $         1,474    $         493
DD&A...............................................     $           26   $           380  $           406    $         133
Interest...........................................     $           40   $           165  $           205    $          86
Earnings before income taxes.......................     $          307   $           744  $         1,051    $         387
Net income (1).....................................     $          294   $           545  $           839    $         277
FINANCIAL POSITION
Current assets.....................................     $          324   $         2,238  $         2,562    $         874
Non-current assets.................................              2,799             7,423           10,222            3,638
                                                        --------------   ---------------  ---------------    -------------
Total assets.......................................     $        3,123   $         9,661  $        12,784    $       4,512
                                                        ==============   ===============  ===============    =============
Short-term borrowings (2)..........................     $           --   $           564  $           564    $         163
Other current liabilities..........................                218             1,604            1,822              603
Long-term borrowings (2)...........................              1,373             3,938            5,311            1,787
Other long-term liabilities........................              1,174               721            1,895              793
                                                        --------------   ---------------  ---------------    -------------
Total liabilities..................................     $        2,765   $         6,827  $         9,592    $       3,346
                                                        ==============   ===============  ===============    =============
Conoco's net investment in affiliates (includes
  advances)........................................     $          693   $         1,138                     $       1,831
                                                        ==============   ===============                     =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


                                                                             100%
                                                        -------------------------------------------------
                                                                             OTHER                              CONOCO'S
                                                          PETROZUATA       AFFILIATES         TOTAL               SHARE
                                                        --------------   ---------------  ---------------    -------------
1999
RESULTS OF OPERATIONS
Sales..............................................     $          228   $         8,304  $         8,532    $       3,208
Cost of goods sold.................................     $           --   $         5,665  $         5,665    $       2,361
Operating expenses.................................     $           84   $         1,340  $         1,424    $         452
DD&A...............................................     $           26   $           314  $           340    $         127
Interest...........................................     $           24   $           208  $           232    $          80
Earnings before income taxes.......................     $           92   $           665  $           757    $         163
Net income.........................................     $          109   $           490  $           599    $         150
FINANCIAL POSITION
Current assets.....................................     $          190   $         2,662  $         2,852    $         776
Non-current assets.................................              2,202             6,702            8,904            3,223
                                                        --------------   ---------------  ---------------    -------------
Total assets.......................................     $        2,392   $         9,364  $        11,756    $       3,999
                                                        ==============   ===============  ===============    =============
Short-term borrowings (2)..........................     $           --   $           581  $           581    $         182
Other current liabilities..........................                149             1,525            1,674              588
Long-term borrowings (2)...........................              1,282             3,719            5,001            1,677
Other long-term borrowings.........................                896               422            1,318              522
                                                        --------------   ---------------  ---------------    -------------
Total liabilities..................................     $        2,327   $         6,247  $         8,574    $       2,969
                                                        ==============   ===============  ===============    =============
Conoco's net investment in affiliates (includes
  advances)........................................     $          445   $         1,159                     $       1,604
                                                        ==============   ===============                     =============
1998
RESULTS OF OPERATIONS
Sales..............................................     $            9   $         6,735  $         6,744    $       2,386
Cost of goods sold.................................     $           --   $         4,195  $         4,195    $       1,679
Operating expenses.................................     $           46   $         1,438  $         1,484    $         488
DD&A...............................................     $            7   $           276  $           283    $          97
Interest...........................................     $           21   $           323  $           344    $          55
Earnings before income taxes.......................     $          (54)  $           412  $           358    $          43
Net income.........................................     $          (16)  $           268  $           252    $          22

----------

(1)  For 2000, Conoco's equity in Petrozuata's earnings totaled $147.

(2) Equity affiliate borrowings of $979 in 2000 and $1,005 in 1999 were guaranteed by Conoco or DuPont, on behalf of and indemnified by Conoco. These amounts are included in the guarantees disclosed in note 26. In addition, Conoco owns 2.0 billion shares of Turcas Petrol A.S., of which 909 million shares at December 31, 2000, and 1.3 billion shares at December 31, 1999, were pledged to a group of Turkish banks that issued letters of credit in support of a $70 long-term debt instrument.

     Equity affiliate sales to Conoco amounted to $804 in 2000, $720 in 1999 and $412 in 1998. Equity affiliate purchases from Conoco totaled $2,200 in 2000, $1,519 in 1999 and $1,219 in 1998.

     Dividends received from equity affiliates were $132 in 2000, $77 in 1999 and $105 in 1998. Conoco's equity in undistributed earnings of its affiliated companies was $446 at December 31, 2000, and $366 at December 31, 1999.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


13. OTHER ASSETS

                                                                                              DECEMBER 31
                                                                                        ---------------------------
                                                                                           2000           1999
                                                                                        -----------    ------------
Prepaid pension cost (see note 23)..................................................... $        5     $        13
Long-term receivables (1)..............................................................        280              69
Other securities and investments.......................................................        105              87
Leveraged lease on Deepwater Pathfinder................................................         61              55
Deferred tax assets (see note 7).......................................................         39              61
Deferred pension transition obligation (see note 23)...................................         33              54
Other (2)..............................................................................        155             129
                                                                                        ----------     -----------
Other assets........................................................................... $      678     $       468
                                                                                        ==========     ===========

----------

(1) Includes $223 at December 31, 2000, and $10 at December 31, 1999, attributable to a long-term service contract to develop gas and condensate infrastructure in Syria. Once the infrastructure is in place, this amount is recoverable from the gas and condensate revenue stream generated over a period up to five years commencing in late 2001.

(2) Includes intangible assets of $10 at December 31, 2000, and $14 at December 31, 1999.

14. ACCOUNTS PAYABLE

                                                                                              DECEMBER 31
                                                                                        ---------------------------
                                                                                           2000           1999
                                                                                        -----------    ------------
Trade.................................................................................. $    1,287     $       959
Payables to banks......................................................................        130              81
Product exchanges......................................................................        217             210
Other..................................................................................         89             239
                                                                                        ----------     -----------
Accounts payable....................................................................... $    1,723     $     1,489
                                                                                        ==========     ===========

     Included in the preceding table are accounts payable to affiliated companies (see note 12) of $573 at December 31, 2000, and $100 at December 31, 1999.

     Payables to banks represent checks issued on certain disbursement accounts but not presented to the banks for payment. The amounts above are carried at historical cost, which approximate fair value because of their short maturity.

15. SHORT-TERM BORROWINGS AND CAPITAL LEASE OBLIGATIONS

                                                                                              DECEMBER 31
                                                                                        ---------------------------
                                                                                           2000           1999
                                                                                        -----------    ------------
Commercial paper....................................................................... $      187     $       628
Industrial development bonds...........................................................         59              24
Long-term borrowings payable within one year...........................................          8               9
Capital lease obligations..............................................................          2               2
                                                                                        ----------     -----------
Short-term borrowings and capital lease obligations.................................... $      256     $       663
                                                                                        ==========     ===========

     These amounts are carried at historical cost, which approximate fair value because of their short maturity.

     At December 31, 2000 and December 31, 1999, Conoco had an unsecured $2,000 revolving credit facility with a syndicate of U.S. and international banks. The terms consist of a 364-day committed facility in the amount of $1,350 and a five-year committed facility in the amount of $650. At December 31, 2000 and at December 31, 1999, Conoco had no outstanding borrowings under the credit facility. The five-year committed facility has over three years remaining at December 31, 2000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


     Conoco maintains a $2,000 U.S. commercial paper program that is fully supported by the credit facility. The program gives Conoco the ability to issue commercial paper at any time with various maturities not to exceed 270 days.

     During 2000, Conoco initiated a euro 500 million European commercial paper program, which gives Conoco the ability to issue commercial paper in the European market at any time with maturities not to exceed 183 days. The program is an alternative to the use of U.S. commercial paper and is not expected to increase Conoco's current debt level. This program will complement the $2,000 U.S. commercial paper program and is fully supported by our existing revolving credit facility.

     At December 31, 2000, there was $187 of commercial paper outstanding, with a weighted-average interest rate of 6.8 percent, of which $85 was denominated in foreign currencies. At December 31, 1999, U.S. commercial paper of $628, with a weighted-average interest rate of 6.6 percent, was outstanding.

     The weighted-average interest rate on short-term borrowings and capital lease obligations outstanding was 6.3 percent at December 31, 2000, and 6.4 percent at December 31, 1999.

16. OTHER ACCRUED LIABILITIES

                                                                                              DECEMBER 31
                                                                                        ---------------------------
                                                                                           2000           1999
                                                                                        -----------    ------------
Taxes other than on income............................................................. $      384     $       371
Operating expenses.....................................................................        469             347
Payroll and other employee-related costs...............................................        206             153
Royalties..............................................................................        134              99
Restructuring costs (1)................................................................         --              11
Accrued post-retirement benefits cost (see note 23)....................................         18              18
Other..................................................................................        332             304
                                                                                        ----------     -----------
Other accrued liabilities.............................................................. $    1,543     $     1,303
                                                                                        ==========     ===========

----------

(1) In December 1998, Conoco announced that as a result of a comprehensive review of its assets and long-term strategy, Conoco would make organizational realignments consistent with furthering the efficiency of operations and taking advantage of synergies created by upgrading its asset portfolio. Associated with the announcement, Conoco recorded an $82 pretax ($52 after-tax) charge to operating expense in the fourth quarter of 1998. Nearly all of this charge represented termination payments and related employee benefits to be made to the estimated 975 persons in both upstream and downstream businesses affected by the restructuring. Payments were made under existing company severance policies, generally based on years of service up to a maximum amount that varied by country.

     During 1999, 704 employees left Conoco as part of the implementation of the realignment plans, with related charges against the restructuring reserve of $68. In the fourth quarter 1999, estimates of the number of severances were revised due to changes in operational requirements. The original number of estimated severances was reduced by 137 positions, primarily in our upstream business, to 838 positions. The reduction of positions eliminated resulted in a reduction in the restructuring reserve of $3 that was recorded in the fourth quarter 1999. Total charges and adjustments to the reserve during 1999 were $71, resulting in a December 31, 1999 reserve balance of $11.

     During the first half of 2000, 79 employees left Conoco as part of the realignment plans. Related charges against the reserve totaled $6. The remaining reserve balance of $5 was reversed into earnings in the second quarter of 2000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

17.  LONG-TERM BORROWINGS AND CAPITAL LEASE OBLIGATIONS

                                                                                                DECEMBER 31
                                                                                        ---------------------------
                                                                                           2000           1999
                                                                                        -----------    ------------
5.90% senior unsecured notes due 2004.................................................. $    1,348     $     1,348
6.50% senior unsecured notes due 2008..................................................          7               7
6.35% senior unsecured notes due 2009..................................................        750             750
7.68% senior unsecured notes due 2012..................................................         65              --
5.75% senior unsecured notes due 2026..................................................         16              16
6.95% senior unsecured notes due 2029..................................................      1,900           1,900
Other loans (various currencies) due 2002-2008 (1).....................................         20              24
Capitalization obligation to affiliate due 2008........................................          9               8
Capital lease obligations..............................................................         23              27
                                                                                        ----------     -----------
Long-term borrowings and capital lease obligations..................................... $    4,138     $     4,080
                                                                                        ==========     ===========

----------

(1)  Weighted-average interest rate was 7.5 percent at December 31, 2000, and
     7.4 percent at December 31, 1999.

     Maturities of long-term borrowings, together with sinking fund requirements for years ending after December 31, 2001, are $3 for 2002, $3 for 2003, $1,353 for 2004, $3 for 2005 and $4 for 2006. Long-term borrowings and capital lease obligations outstanding at December 31, 2000 approximate fair value. At December 31, 1999, these outstanding obligations had an estimated fair value of $3,839. These estimates were based on quoted market prices for the same or similar issues.

18.  OTHER LIABILITIES AND DEFERRED CREDITS

                                                                                                DECEMBER 31
                                                                                        ---------------------------
                                                                                           2000           1999
                                                                                        -----------    ------------
Deferred gas revenue................................................................... $      280     $       361
Accrued post-retirement benefits cost (see note 23)....................................        335             335
Accrued pension liability (see note 23)................................................        184             200
Abandonment costs......................................................................        397             289
Environmental remediation costs (see note 26)..........................................        107              97
Other..................................................................................        623             676
                                                                                        ----------     -----------
Other liabilities and deferred credits................................................. $    1,926     $     1,958
                                                                                        ==========     ===========

19.  MINORITY INTERESTS

     In 1996, various upstream subsidiaries contributed assets to Conoco Oil & Gas Associates L.P. for a general partnership interest of 67 percent. Vanguard Energy Investors L.P. then purchased the remaining 33 percent as a limited partner. In December 1999, Conoco elected to retire Vanguard's $302 minority interest and terminate the Conoco Oil & Gas Associates partnership.

     In November 1999, Conoco and Armadillo Investors L.L.C. formed Conoco Gas Holdings L.L.C. Conoco contributed certain domestic upstream assets for a 75 percent common member interest and cash, and Armadillo contributed cash for a 25 percent preferred member interest. Armadillo is entitled to a cumulative annual preferred dividend on its investment of 7.16 percent. Armadillo's share of Conoco Gas Holdings' 2000 earnings was $15, while its share of 1999 earnings was $2. The net minority interest in Conoco Gas Holdings held by Armadillo was $185 at December 31, 2000 and December 31, 1999.

     In December 1999, Conoco formed Conoco Corporate Holdings L.P. by contributing certain corporate assets. The limited partner interest was sold to Highlander Investors L.L.C. for $141, or an initial net 47 percent interest. Highlander is entitled to a cumulative annual priority return on its investment of 7.86 percent. Highlander's share of

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

Conoco Corporate Holdings' 2000 earnings was $11, while its share of 1999 earnings was $1. The net minority interest in Conoco Corporate Holdings held by Highlander was $141 at December 31, 2000 and December 31, 1999.

     The net effect of these 1999 transactions resulted in a minority interest balance of $335 at December 31, 1999. Minority interest at December 31, 2000 was $337.

20.  STOCKHOLDERS' EQUITY

     As described in note 1, Conoco's capital structure was established at the time of the initial public offering in October 1998. A summary of the activity in common shares outstanding for 1998, 1999 and 2000 is presented as follows:

                                                                        CLASS A          CLASS B           TOTAL
                                                                      -----------      -----------      -----------
Issued in connection with the initial public offering of Class
  A shares and recapitalization of DuPont ownership
  (Class B shares)..........................................          191,456,427      436,543,573      628,000,000
Purchase of shares for treasury (1).........................             (250,000)              --         (250,000)
Issued on exercise of stock options (including 137 from
  treasury).................................................               41,531               --           41,531
                                                                      -----------      -----------      -----------

Common shares outstanding - December 31, 1998...............          191,247,958      436,543,573      627,791,531

Purchase of shares for treasury (1).........................           (3,494,616)              --       (3,494,616)
Issued on exercise of stock options and compensation
  awards from treasury (see note 22)........................            1,286,519               --        1,286,519
                                                                      -----------      -----------      -----------

Common shares outstanding - December 31, 1999...............          189,039,861      436,543,573      625,583,434
                                                                      -----------      -----------      -----------

Purchase of shares for treasury (1).........................           (3,634,400)              --       (3,634,400)

Additional shares issued....................................                   --          466,638          466,638

Shares purchased and retired (1) (2)........................                   --         (223,729)        (223,729)
Issued on exercise of stock options and compensation awards
  from treasury (see note 22)...............................            1,240,897               --        1,240,897
                                                                      -----------      -----------      -----------
Common shares outstanding - December 31, 2000...............          186,646,358      436,786,482      623,432,840
                                                                      ===========      ===========      ===========

----------

(1)  To offset dilution from issuances under compensation plans.

(2) Purchased Class B shares must be retired in accordance with Conoco's certificate of incorporation.

     At December 31, 2000 and 1999, 250,000,000 shares of preferred stock were authorized. Of this amount, 1,000,000 shares were designated as Series A Junior Participating Preferred Stock and reserved for issuance on the exercise of preferred stock purchase rights under Conoco's Share Purchase Rights Plan. Each issued share of Class A and Class B common stock has one preferred stock purchase right attached to it. No preferred shares have been issued, and the rights currently are not exercisable.

     During 1999, Conoco recorded a $26 reduction of additional paid-in capital to reflect an adjustment to capitalization from owner at the initial public offering. This reduction was primarily related to tax adjustments of $52, partially offset by a $31 adjustment in book value for various subsidiaries transferred from DuPont to Conoco as part of the separation.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     Dividends declared and paid on Class A and Class B common stock for 2000 and 1999 are shown as follows:

                                                                                                 2000         1999
                                                                                              ---------    ----------
First quarter (1).........................................................................      $.19         $.14
Second quarter............................................................................       .19          .19
Third quarter.............................................................................       .19          .19
Fourth quarter............................................................................       .19          .19
                                                                                                ----         ----
Dividends per share.......................................................................      $.76         $.71
                                                                                                ====         ====

----------

(1) The first quarter 1999 dividend was determined on a pro rata basis covering the period from October 27, 1998 to December 31, 1998, and is equivalent to $.19 per share for a full quarter.

     Conoco declared a first quarter cash dividend on January 22, 2001, of $.19 per share on each outstanding share of Class A and Class B common stock. This quarterly dividend will be paid on March 10, 2001, to all shareholders of record as of February 10, 2001.

21.  ACCUMULATED OTHER COMPREHENSIVE LOSS

     Balances of related after-tax components comprising accumulated other comprehensive loss are summarized in the following table:

                                                                                                DECEMBER 31
                                                                                        --------------------------
                                                                                            2000            1999
                                                                                        ----------       ---------
Foreign currency translation adjustment................................................ $     (619)      $    (347)
Minimum pension liability adjustment (see note 23).....................................        (34)            (25)
                                                                                        ----------       ---------
Accumulated other comprehensive loss................................................... $     (653)      $    (372)
                                                                                        ==========       =========

     The following table summarizes the changes in the related components of other comprehensive loss, which are reported net of associated income tax effects:

                                                                   YEAR ENDED DECEMBER 31
                                -------------------------------------------------------------------------------------------------
                                             2000                             1999                            1998
                                -------------------------------  -------------------------------  -------------------------------
                                 PRETAX   INCOME TAX  AFTER-TAX   PRETAX   INCOME TAX  AFTER-TAX  PRETAX    INCOME TAX  AFTER-TAX
                                 ------   ----------  ---------   ------   ----------  ---------  ------    ----------  ---------
Foreign currency translation
adjustment ...................  $   (355)  $    (83)  $   (272)  $   (191)  $    (29)  $   (162)  $    (47)  $    (22)  $    (25)
Minimum pension liability
  adjustment .................       (14)        (5)        (9)        93         29         64        (84)       (26)       (58)
                                --------   --------   --------   --------   --------   --------   --------   --------   --------

Other comprehensive loss .....  $   (369)  $    (88)  $   (281)  $    (98)  $     --   $    (98)  $   (131)  $    (48)  $    (83)
                                ========   ========   ========   ========   ========   ========   ========   ========   ========

22.  COMPENSATION PLANS

TRANSITION FROM DUPONT PLANS TO CONOCO PLANS

     Until the date of the initial public offering, employees of Conoco participated in stock-based compensation plans administered through DuPont and involving options to acquire DuPont common stock. At the time of the initial public offering, Conoco employees held a total of 10,964,917 stock options for DuPont common stock and 1,333,135 stock appreciation rights (SARs) with respect to DuPont common stock.

     At the time of the initial public offering, Conoco gave those persons the option, subject to specific country tax and legal requirements, to participate in a program involving the cancellation of all or part of their DuPont stock options or SARs. Upon such cancellation, Conoco issued comparable options to acquire Conoco Class A common stock or SARs with respect to Conoco Class A common stock. The substitute stock options and other awards had the same vesting provisions, option periods and other terms and conditions as the DuPont options and awards they replaced. Further, these substitute stock options had the same ratio of the exercise price per share to the market value per share, and the same aggregated difference between market value and exercise price as the DuPont stock

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


options. A total of 8,921,508 DuPont stock options and 745,358 DuPont SARs were cancelled. Conoco then issued 24,275,690 stock options for Conoco Class A common stock and 2,279,834 SARs with respect to Conoco Class A common stock. The Conoco stock options and SARs had comparable terms and conditions to the previous DuPont options and SARs. The new program was deemed a change in the terms of certain awards granted to Conoco employees. As a result, Conoco incurred a non-cash charge to compensation expense of $236 in the fourth quarter of 1998, with a corresponding increase in additional paid-in capital. DuPont retained responsibility for delivery of DuPont common stock to Conoco employees when retained DuPont stock options are exercised.

AWARDS UNDER DUPONT PLANS

     Stock option awards under the DuPont Stock Performance Plan were granted to key employees of Conoco prior to the initial public offering and were "fixed" and/or "variable" as defined by APB Opinion No. 25. The purchase price of shares subject to option is the market price of DuPont stock at the date of grant.

     During 1997, variable stock option grants were made to certain senior management and are subject to forfeiture. The forfeiture would occur if, within five years from the date of grant, the market price of DuPont common stock did not achieve a price of $75 per share for 50 percent of the options and $90 per share for the remaining 50 percent. During 1998, before the initial public offering, the $75 price was reached and options with that hurdle price became fixed and exercisable. All of the outstanding variable DuPont options with a $90 per share hurdle price at the time of the initial public offering were cancelled and substituted with options for Conoco Class A common stock with a hurdle price of $32.88 per share.

AWARDS UNDER CONOCO PLANS

     The 1998 Stock and Performance Incentive Plan provides incentives to certain corporate officers and non-employee directors who can contribute materially to the success and profitability of Conoco and its subsidiaries, and provides for substitution of certain existing DuPont awards in connection with the initial public offering. Awards may be in the form of cash, stock, stock options or SARs with respect to Class A and Class B common stock (further reference to common stock in this note refers to Conoco Class A and B common stock). This plan also provides for the Conoco Global Variable Compensation Plan. The Conoco Global Variable Compensation Plan is an annual management incentive program for officers and certain non-officer employees with awards made in cash and stock. Stock options and SARs granted under the 1998 Stock and Performance Incentive Plan (except those granted to substitute for DuPont awards):

     o    are awarded at market price on the date of grant;

     o    have a 10-year life;

     o    generally vest one year from date of grant; and

     o may be subject to exercise restrictions, such as the attainment of specific stock price targets or the passage of time.

     For certain senior management, certain shares can be deferred as stock units for a designated future delivery. These shares include both:

     o shares receivable from the exercise of nonqualified options, with respect to Class A common stock granted under the 1998 Stock and Performance Incentive Plan of Conoco to substitute for cancelled 1998 DuPont stock options; and

     o incremental new Conoco stock options granted from the date of the initial public offering.

     In 1999, a variable option grant to acquire 1,400,000 shares of Class B common stock was made to Conoco's Chairman, President and Chief Executive Officer. Of this grant, 50 percent is subject to forfeiture if, within three years from the date of grant, the market price of Conoco Class B common stock does not achieve a price of $35 per share for five consecutive days. The remaining 50 percent of the grant is subject to forfeiture if, within five years

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


from the date of grant, the market price of Conoco Class B common stock does not achieve a price of $42 per share for five consecutive days. The exercise price is $26.50, which was the market price on the grant date.

     The maximum number of shares of common stock and stock options granted under the plan is limited to the highest of 20,000,000 or 3.3 percent of outstanding shares of common stock. Awards made in substitution for DuPont awards do not count against the number of shares available under the plan. At December 31, 2000, and December 31, 1999, respectively, 12,028,155 shares and 15,078,195 shares of common stock were available for issuance under the plan.

     Conoco adopted the 1998 Key Employee Stock Performance Plan to attract and retain employees. The plan will accomplish this by enhancing the proprietary and personal interests of employees in Conoco's success and profitability. Awards to employees may be made in the form of Conoco stock options or SARs, both with respect to common stock. Such awards granted under this plan (except to substitute for DuPont awards) are awarded under the same terms and conditions of the 1998 Stock and Performance Incentive Plan as described above. The maximum number of shares of common stock and stock options granted under the plan is limited to the higher of 18,000,000 or 3 percent of outstanding shares of common stock. Awards made in substitution for DuPont awards do not count against the number of shares available under the plan. At December 31, 2000 and 1999, respectively, 10,556,261 and 14,615,564 shares of common stock were available for issuance under the plan.

     Under both the 1998 Stock and Performance Incentive Plan and the 1998 Key Employee Stock Performance Plan, reload options are available upon the exercise of stock options. These reload options include a condition that shares received from the exercise of the original option may not be sold for at least two years. Under a reload option, the number of new options granted is equal to the number of shares required to satisfy the total exercise price of the original option. Reload options are granted at the market price of the stock on the reload grant date.

     The 1998 Global Performance Sharing Plan is a broad-based plan under which, on the date of the initial public offering, grants of stock options and SARs with respect to Class A common stock were made to certain non-officer employees. This was done to encourage a sense of proprietorship and an active interest in the financial success of Conoco and its subsidiaries. The stock options and SARs were awarded:

     o    at the price of the initial public offering ($23 per share);

     o    have a 10-year life; and

     o become exercisable in one-third increments on the first, second and third anniversaries of the grant date.

     Currently, there are no additional shares available for issuance under this plan.

     Most stock options granted under Conoco plans are fixed and have no intrinsic value at grant date. The 1,724,146 options granted to substitute for cancelled DuPont options granted in 1997 and the 1,400,000 variable options granted on August 17, 1999, are the exceptions to this fixed status. Except for the fourth quarter 1998 charge related to the one-time offer to cancel DuPont options and substitute Conoco options, no compensation expense has been recognized for fixed options.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


     The following table summarizes activity for fixed and variable options for the last three years:

                                                        FIXED                               VARIABLE
                                          -----------------------------------    -------------------------------
                                                NUMBER           WEIGHTED-           NUMBER          WEIGHTED-
                                                  OF              AVERAGE              OF             AVERAGE
                                                SHARES             PRICE             SHARES            PRICE
                                          -------------------  --------------    ----------------   ------------
DUPONT OPTIONS
January 1, 1998...........................      8,990,428      $     35.14            1,259,600     $     52.50
   Granted................................      1,241,055            59.53                   --              --
   Reclassified...........................        629,800            52.50             (629,800)          52.50
   Exercised..............................       (460,314)           24.64                   --              --
   Forfeited..............................        (65,852)           50.68                   --              --
                                          ---------------                        --------------

October 21, 1998 (at initial public
   offering)..............................     10,335,117            39.50              629,800           52.50
   Cancelled for Conoco options...........     (8,291,708)              --             (629,800)             --
                                          ---------------                        --------------
   Options retained by DuPont ............      2,043,409               --                   --              --

CONOCO OPTIONS
Granted at initial public offering date
   for cancelled DuPont options...........     22,551,544      $     14.62            1,724,146     $     19.18
   New awards.............................      9,721,750            23.00                   --              --
   Exercised..............................        (41,531)           14.18                   --              --
   Forfeited..............................        (53,840)           23.00                   --              --
                                          ---------------                        --------------

December 31, 1998.........................     32,177,923            17.14            1,724,146           19.18
   Granted................................         30,689            27.46            1,400,000           26.50
   Exercised..............................     (1,225,424)           12.37                   --              --
   Forfeited..............................       (133,929)           22.28                   --              --
                                          ---------------                        --------------
December 31, 1999.........................     30,849,259            17.31            3,124,146           22.46
   Granted................................      6,419,256            21.31                   --              --
   Exercised..............................     (1,406,597)           10.47                   --              --
   Forfeited..............................       (170,785)           20.54                   --              --
                                          ---------------                        --------------
December 31, 2000.........................     35,691,133            18.29            3,124,146           22.46

     The following table summarizes information concerning outstanding and exercisable fixed Conoco options at December 31, 2000. For total variable options outstanding at December 31, 2000, the weighted-average remaining contractual life was 7.1 years.

                                                                       EXERCISE PRICE
                                         ---------------------------------------------------------------------------
                                             $6.57 -             $10.13 -             $19.17 -           $28.00 -
                                             $9.59               $14.47               $27.20             $29.72
                                         ---------------     ----------------    ----------------    ---------------
Options outstanding.....................       3,987,574           6,676,845          24,988,871             37,843
Weighted-average remaining
    contractual life (years)............             2.0                 4.5                 7.6                8.6
Weighted-average price..................  $         8.79      $        11.92       $       21.49       $      28.03
Options exercisable.....................       3,987,574           6,676,845          14,764,448             14,963
Weighted-average price..................  $         8.79      $        11.92       $       21.24       $      28.09

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


     Fixed options exercisable at the end of the last three years and the weighted-average fair value of fixed options granted are as follows:

                                                                     2000             1999             1998
                                                               ----------------- ---------------- ----------------
OPTIONS EXERCISABLE AT YEAR-END
    Number of shares..........................................       25,443,830       22,481,408       19,425,900
    Weighted-average price....................................     $      16.85     $      15.31     $      13.49
Weighted-average fair value of options granted during the year
    New options...............................................     $       6.14     $       6.85     $       4.15
    Options substituted for DuPont options....................     $         --     $         --     $       9.22

     The incremental fair value of Conoco variable options with a hurdle price of $32.88 per share, granted as substitutes for DuPont variable options, was assumed to be zero.

     The fair value of options is calculated using the Black-Scholes option-pricing model. Assumptions used were as follows:

                                                                                                         DUPONT
                                                                    CONOCO OPTIONS (1)                  OPTIONS
                                                       ---------------------------------------------- -----------
                                                          2000        1999             1998              1998
                                                       ------------ ---------- ---------------------- -----------
                                                           NEW         NEW        NEW     SUBSTITUTES   FIXED
                                                       ------------ ---------- ---------- ----------- -----------
Dividend yield.........................................      3.3%       3.3%       3.3%        3.3%        2.1%
Volatility.............................................     30.0%      25.0%      20.0%       20.0%       19.9%
Risk-free interest rate................................      5.1%       5.8%       4.6%        4.4%        5.5%
Expected life (years)..................................      6.0        6.0        5.8         3.9         5.8

----------

(1) For 2000, Conoco's historical volatility is used. However, due to insufficient history, the volatility of Conoco stock was estimated by referencing oil industry experience trends in 1999 and DuPont experience trends in 1998. The expected life for exercise of Conoco stock options was estimated by using DuPont experience trends.

     The following table sets forth pro forma information as if Conoco had adopted the optional recognition provisions of SFAS No. 123 (see note 1):

                                                                               2000         1999         1998
                                                                            ------------ -----------  ------------
 Increase (decrease) in
     Net income............................................................   $   (28)    $   (18)    $     157
     Earnings per share
         Basic.............................................................   $  (.04)    $  (.03)    $     .33
         Diluted...........................................................   $  (.04)    $  (.03)    $     .33

     The incremental fair value for cancellation and substitution of stock options originally granted before adoption of SFAS No. 123 was zero because intrinsic value exceeds fair value.

     Compensation expense recognized in income for stock-based employee compensation awards was $4 for 2000, $24 for 1999 and $229 for 1998. The year 1998 includes a one-time charge of $236 for the cancellation of DuPont stock options described above.

     Prior to the initial public offering, the Conoco Unit Option Plan awarded SARs with respect to DuPont common stock to key salaried employees in certain grade levels who showed early evidence of the ability to assume significant responsibility and leadership. At the time of the initial public offering, 1,131,494 unit options were outstanding, of which 593,722 were cancelled and substituted with comparable SARs with respect to Conoco Class A common stock under Conoco's 1998 Key Employee Stock Performance Plan. Effective with the initial public offering, no new grants were made or are planned out of the Conoco Unit Option Plan. At December 31, 2000,

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


outstanding unit options based on Conoco Class A common stock were 1,330,485, and at December 31, 1999, outstanding unit options based on Conoco Class A common stock were 1,469,287. For these same time periods, outstanding unit options based on DuPont common stock were 403,115 and 466,436, respectively. The related liability provisions totaled $21 at December 31, 2000, and $23 at December 31, 1999.

     Through the date of the initial public offering, certain Conoco employees who participated in the DuPont Variable Compensation Plan received grants of stock and cash. Overall amounts were dependent on financial performance of DuPont and Conoco and other factors, and were subject to maximum limits as defined by the plan. Amounts charged against earnings in anticipation of awards to be made later were $39 in 1998. Actual cash and stock awards made in 1999 for the 1998 plan year totaled $24. These awards were made out of the Conoco 1998 Stock and Performance Incentive Plan based on performance standards set previously in the DuPont Variable Compensation Plan. Both the DuPont Variable Compensation Plan and the Conoco 1998 Stock and Performance Incentive Plan allow future delivery of stock awards.

     Beginning with the 1999 plan year, grants of stock and cash are made from the Conoco 1998 Stock and Performance Incentive Plan according to the financial performance of Conoco and its business units. Awards are subject to maximum limits as defined by the plan. Amounts charged against earnings during 2000 in anticipation of awards to be made in 2001 were $62, while amounts charged against earnings during 1999 in anticipation of awards to be made in 2000 were $52. Awards actually distributed in 2001 for the 2000 plan year amounted to $65. Awards actually distributed in 2000 for the 1999 plan year amounted to $49.

     Under the Conoco 1998 Stock and Performance Incentive Plan, employees were offered the opportunity to cancel DuPont shares, which were granted under previous awards, and receive substitute shares of Conoco Class A common stock for designated future delivery. At December 31, 2000, 60,072 shares of DuPont stock and 282,576 shares of Conoco Class A common stock were awaiting delivery. Conoco recognized a liability of $3 for the delivery of DuPont shares.

     Awards under the separate Conoco Challenge Program may be granted in cash to employees not covered by the Variable Compensation Plan. This plan provides awards based on meeting financial goals and upholding Conoco's core values. Overall amounts are dependent on Conoco's earnings and cash provided by operations. Beginning with the 1999 plan year, awards also are adjusted up or down based on a measure of Conoco's shareholder return as compared to a group of selected benchmark competitors. All payout amounts are subject to maximum limits as defined by the plan. Amounts charged against earnings for the current year and to adjust for over/under accruals in prior years totaled $63 for 2000, $40 in 1999, and $22 in 1998. Awards made for plan years were $56 for 2000, $40 for 1999, and $19 for 1998.

23.  PENSIONS AND OTHER POST-RETIREMENT BENEFITS

     Prior to the split-off, Conoco participated in the DuPont U.S. tax qualified defined benefit pension plan. In 1999, Conoco established a U.S. tax qualified defined benefit pension plan (Conoco plan) which was spun off from the DuPont U.S. tax qualified defined benefit pension plan. The Conoco plan covers substantially all U.S. non-retail employees, as well as about half of all U.S. retail employees, and provides essentially the same benefits to Conoco employees as the DuPont plan provided to these employees. In addition, Conoco has separate U.S. non-tax qualified defined benefit pension plans covering certain U.S. and international employees. The benefits for the plans mentioned in this paragraph are based primarily on years of service and the average of the employees' highest 36 consecutive months' pay. Conoco's funding policy for the U.S. tax qualified plan is consistent with the funding requirements of federal laws and regulations. The nonqualified plans are not funded. In 1999, however, Conoco set up a "Rabbi Trust," which may be funded in the future. A Rabbi Trust sets aside assets to pay for benefits under a nonqualified pension plan, but those assets remain subject to claims of Conoco's general creditors in preference to the claims of plan participants and beneficiaries.

With respect to the DuPont U.S. tax qualified defined benefit pension plan, Conoco and DuPont agreed upon an amount of approximately $820 at the date of the initial public offering to be transferred to a separate trust for Conoco's pension plan. The transfer value was adjusted for benefit payments and investment returns from the date of the initial public offering to the transfer date. The adjusted value transferred in July and September 2000 totaled $858. At December 31, 1999, prior to the transfer, the estimated value of the amount to be transferred was $884.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


DuPont allocated the pension obligations based on Conoco's individual employees covered by the plan. The unrecognized prior service cost and unrecognized net gain were allocated in proportion to Conoco's projected benefit obligation to the total projected benefit obligation of the DuPont plan. The net periodic pension cost components included in the following table also are based on the foregoing allocation factors.

     Pension coverage is provided to the extent appropriate for employees of Conoco's international subsidiaries through separate plans. Obligations under such plans are systematically provided for by depositing funds with trustees, under insurance policies or by book reserves.

     Conoco and certain subsidiaries also provide medical and life insurance benefits to U.S. retirees and survivors. The associated plans, principally health, are not funded, and approved claims are paid from Conoco's funds. Under the terms of these plans, Conoco reserves the right to change, modify or discontinue the plans. Conoco has communicated to plan participants that any increase in the annual health care escalation rate above 4.5 percent will be borne by the participants. Therefore, Conoco does not expect an increase to the accumulated post-retirement benefit obligation or the other post-retirement benefit cost.

                                                                                                                OTHER
                                                                                                            POST-RETIREMENT
                                                                PENSION BENEFITS                               BENEFITS
                                             ----------------------------------------------------   ------------------------------
                                                    2000                   1999            1998       2000       1999      1998
                                             -------------------   -------------------   --------   --------   --------   --------
                                              U.S.       INT'L.      U.S.      INT'L.
                                             --------   --------   --------   --------
 Service cost ...........................    $     35   $     27   $     44   $     42   $     65   $      7   $      9   $      7
 Interest cost ..........................          62         37         58         41         94         25         22         21
 Expected return on plan assets .........         (76)       (33)       (79)       (36)      (105)        --         --         --
 Amortization of prior service
   cost (credit) ........................          (6)         5         (7)         5          9         (4)        (4)        (4)
 Recognized actuarial loss (gain) .......           4         --          4          5         (4)        (1)         2         --
                                             --------   --------   --------   --------   --------   --------   --------   --------
 Net periodic benefit cost ..............    $     19   $     36   $     20   $     57   $     59   $     27   $     29   $     24
                                             ========   ========   ========   ========   ========   ========   ========   ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


     The following table reflects information concerning benefit obligations, plan assets, funded status and recorded values. Pension benefits for 1999 include amounts associated with Conoco's portion of what was previously the DuPont U.S. tax qualified defined benefit pension plan.

                                                                                                                   OTHER
                                                                                                              POST-RETIREMENT
                                                                           PENSION BENEFITS                       BENEFITS
                                                            --------------------------------------------    --------------------
                                                                    2000                    1999              2000        1999
                                                            --------------------    --------------------    --------    --------
                                                             U.S.        INT'L.      U.S.        INT'L.
                                                            --------    --------    --------    --------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year .................   $    834    $    679    $    113    $    753    $    323    $    350
Adjustment to include U.S. qualified plan balance .......         --          --         871          --          --          --
                                                            --------    --------    --------    --------    --------    --------
Adjusted benefit obligation at beginning of year.........        834         679         984         753         323         350
Service cost ............................................         35          27          44          42           7           9
Interest cost ...........................................         62          37          58          41          25          22
Exchange gain ...........................................         --         (58)         --         (24)         --          --
Participant contributions ...............................         --          --          --          --           4           4
Actuarial (gain) loss ...................................         (2)         17        (151)       (104)         46         (32)
Divestitures and other ..................................         --          18          13          --          --          (5)
Benefits paid ...........................................        (74)        (22)       (114)        (29)        (31)        (25)
                                                            --------    --------    --------    --------    --------    --------
Benefit obligation at end of year .......................   $    855    $    698    $    834    $    679    $    374    $    323
                                                            ========    ========    ========    ========    ========    ========

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year ..........   $    884    $    494    $     --    $    438    $     --    $     --
Adjustment for fair value of U.S. qualified plan assets..         --          --         878          --          --          --
                                                            --------    --------    --------    --------    --------    --------
Adjusted fair value of plan assets at beginning of
   year .................................................        884         494         878         438          --          --
Actual return on plan assets ............................        (29)         49         130          59          --          --
Employer contribution ...................................         17          29           6          32          26          21
Participant contributions ...............................         --          --          --          --           5           4
Exchange gain ...........................................         --         (40)         --         (14)         --          --
Divestitures and other ..................................         --          10         (16)         --          --          --
Benefits paid ...........................................        (74)        (18)       (114)        (21)        (31)        (25)
                                                            --------    --------    --------    --------    --------    --------
Fair value of plan assets at end of year ................   $    798    $    524    $    884    $    494    $     --    $     --
                                                            ========    ========    ========    ========    ========    ========

Funded status of plans at end of year ...................   $    (57)   $   (174)   $     50    $   (185)   $   (374)   $   (323)
Transition asset ........................................        (15)         (6)        (23)        (14)         --          --
Unrecognized actuarial (gain) loss ......................         55          12         (41)         12          62          15
Unrecognized prior service cost (credit) ................         11          81          13          94         (41)        (45)
                                                            --------    --------    --------    --------    --------    --------
Net amount recognized at end of year ....................   $     (6)   $    (87)   $     (1)   $    (93)   $   (353)   $   (353)
                                                            ========    ========    ========    ========    ========    ========

AMOUNTS RECOGNIZED IN CONSOLIDATED BALANCE SHEET
   AT END OF YEAR
Prepaid benefit (see note 13) ...........................   $      5    $     --    $     13    $     --    $     --    $     --
Accrued benefit liability
  Short-term (see note 16) ..............................         --          --          --          --         (18)        (18)
  Long-term (see note 18) ...............................        (69)       (115)        (58)       (142)       (335)       (335)
Deferred pension transition obligation (see note ........
   13) ..................................................          5          28           5          49          --          --
Accumulated other comprehensive loss (1) ................         53          --          39          --          --          --
                                                            --------    --------    --------    --------    --------    --------
Net amount recognized ...................................   $     (6)   $    (87)   $     (1)   $    (93)   $   (353)   $   (353)
                                                            ========    ========    ========    ========    ========    ========

----------

(1) Before reduction for associated deferred tax savings of $19 at December 31, 2000, and $14 at December 31, 1999 (see note 21).

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                                                                                            OTHER
                                                                                                       POST-RETIREMENT
                                                                  PENSION BENEFITS                        BENEFITS
                                                   -----------------------------------------------  --------------------
                                                            2000                      1999            2000       1999
                                                   -----------------------      ------------------  ---------  ---------
                                                    U.S.            INT'L.       U.S.       INT'L.
                                                   ------          -------      ------     -------
WEIGHTED-AVERAGE ASSUMPTIONS AT END OF YEAR
Discount rate..................................... 7.50%            6.00%        7.75%      6.00%     7.50%      8.00%
Rate of compensation increase..................... 4.60%            4.50%        5.20%      4.50%     4.60%      5.15%
Expected return on plan assets.................... 9.00%            7.00%        9.00%      7.00%       --         --
Health care escalation rate.......................   --               --           --         --      4.50%      4.50%

     At December 31, 2000, U.S. defined benefit plan assets consisted primarily of common stocks. No Conoco common stock was included in the holdings. At December 31, 1999, the U.S. defined benefit plan assets consisted principally of common stocks, including 34,809 shares of Conoco common stock.

24.  INVESTING ACTIVITIES

     Purchases of businesses in 2000 included $545 for Saga U.K. Ltd. There were no significant purchases in 1999. Purchases in 1998 included $929 for upstream natural gas properties in South Texas.

     Non-cash additions to PP&E were $41 for 2000, zero for 1999 and $162 for 1998.

     For 2000, total proceeds from sales of assets of $222 included the sale of Oklahoma gas plants and the sale of retail assets in the Dallas-Fort Worth area and the Gulf Coast region. There were no significant proceeds from any one asset sale in 1999. Proceeds in 1998 included $245 from the sale of certain U.S. and North Sea upstream properties, $156 from various U.S. downstream asset sales and $54 from the sale of a downstream office building in Europe.

25.  FINANCIAL INSTRUMENTS AND OTHER RISK MANAGEMENT ACTIVITIES

     Conoco operates in the worldwide crude oil, refined product, natural gas, natural gas liquids and electric power markets and is exposed to fluctuations in hydrocarbon prices, foreign currency rates and interest rates. These fluctuations can affect revenues and the cost of operating, investing and financing. Conoco's management has used and intends to continue to use financial and commodity-based derivative contracts to reduce the risk in overall earnings and cash flow when the benefits provided are anticipated to more than offset the risk management costs involved.

     Conoco has established a Risk Management Policy that provides guidelines for entering into contractual arrangements (derivatives) to manage its commodity price, foreign currency rate and interest rate risks. The Conoco Risk Management Committee has:

     o    an ongoing responsibility for the content of this policy;

     o principal oversight responsibility to ensure that Conoco is in compliance with the policy; and

     o responsibility to ensure that procedures and controls are in place for the use of commodity, foreign currency and interest rate instruments.

     These procedures clearly establish derivative control and valuation processes, routine monitoring and reporting requirements, and counterparty credit approval procedures. Additionally, to assess the adequacy of internal controls, Conoco's internal audit group reviews these risk management activities. The audit results are then reviewed by both the Conoco Risk Management Committee and by management.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


     The counterparties to these contractual arrangements are limited to major financial institutions and other established companies in the petroleum industry. Although Conoco, in the event of nonperformance by these counterparties, is exposed to credit loss, this exposure is managed through credit approvals, limits and monitoring procedures and limits to the period over which unpaid balances are allowed to accumulate. Conoco has not experienced nonperformance by counterparties to these contracts, and no material loss would be expected from any such nonperformance.

COMMODITY PRICE RISK

     Conoco enters into energy-related futures, forwards, swaps and options in various markets:

     o    to balance its physical systems;

     o    to meet customer needs; and

     o to manage its price exposure on anticipated crude oil, natural gas, refined product and electric power transactions.

     These instruments provide a natural extension of the underlying cash market and are used to physically acquire a portion of supply requirements. The commodity futures market has greater liquidity and longer trading periods than the cash market, and is one method of managing price risk in the energy business.

     Conoco's policy is generally to be exposed to market pricing for commodity purchases and sales. From time to time, management may use derivatives to establish longer-term positions to hedge the price risk for Conoco's equity crude oil and natural gas production, as well as its refinery margins. Specifically, we have taken action to mitigate our exposure to volatile crude oil prices through the purchase of crude oil put options, which reduce our downside risk while maintaining our upside potential.

     Conoco does limited amounts of trading for profit unrelated to its underlying physical business. After-tax gain or loss from trading for profit activities has not been material.

FOREIGN CURRENCY RISK

     Conoco has foreign currency exchange rate risk resulting from operations in over 40 countries around the world. Conoco does not comprehensively hedge its exposure to currency rate changes, although it may choose to selectively hedge exposures to foreign currency rate risk. Examples include firm commitments for capital projects, certain local currency tax payments and dividends, and cash returns from net investments in foreign affiliates to be remitted within the coming year.

     In conjunction with our European commercial paper program, initiated in 2000, Conoco enters into foreign currency swaps for all non-U.S. dollar notes issued in order to receive the U.S. dollar equivalent proceeds upon note issuance and to lock in the forward foreign currency rate on note maturity. At December 31, 2000, the U.S. dollar equivalent of all non-U.S. dollar notes outstanding was $85, all of which were swapped to the U.S. dollar. The notional amount of the forward portion of these swaps was $81, and the estimated fair value was $86.

     At December 31, 2000, Conoco had open foreign currency exchange derivative instruments of $45, related to anticipated foreign currency capital investments, with an estimated fair value of $42. Conoco had no open foreign currency exchange derivative instruments at December 31, 1999.

INTEREST RATE RISK

     Conoco manages any material risk arising from exposure to interest rates by using a combination of financial derivative instruments. This program was developed to manage the fixed and floating interest rate mix of Conoco's total debt portfolio and related overall cost of borrowing.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


     At December 31, 2000 and at December 31, 1999, Conoco had no significant open interest rate financial derivative instruments.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying values of most financial instruments are based on historical costs. The carrying values of marketable securities, receivables, payables and short-term obligations approximate their fair value because of their short maturity.

     Long-term borrowings and capital lease obligations outstanding at December 31, 2000, of $4,138 approximate fair value. Obligations outstanding at December 31, 1999, of $4,080 had an estimated fair value of $3,839. These estimates were based on quoted market prices for the same or similar issues, or the current rates offered to Conoco for issues with the same remaining maturities.

SUMMARY OF OUTSTANDING COMMODITY DERIVATIVE FINANCIAL INSTRUMENTS

     The following table provides a summary of the fair values, carrying amounts and notional values of outstanding commodity financial instruments at December 31, 2000 and 1999.

     Notional amounts represent the face amount of the contractual arrangements and are not a measure of market or credit exposure. The fair value of swaps and other over-the-counter instruments are estimated based on quoted market prices of comparable contracts. These estimated values approximate the gain or (loss) that would have been realized if the contracts had been closed out at the balance sheet date. Carrying amounts represent the receivable (payable) position recorded in the consolidated balance sheet.

                                                    FAIR      CARRYING    NOTIONAL
                                                    VALUE      AMOUNT      VALUE
                                                   --------   --------   --------
COMMODITY DERIVATIVES (1)
December 31, 2000
    Trading.....................................   $      6   $      6   $    811
    Non-trading (2).............................   $    185   $    125   $  1,606
December 31, 1999
    Trading.....................................   $     10   $     10   $    529
    Non-trading.................................   $      6   $      5   $    464

----------

(1)  Includes derivative instruments that can only be settled in cash.

(2) Includes purchased crude oil put options with a strike price of $22.00 (West Texas Intermediate equivalent) per barrel on 63 million barrels during the period of April through December 2001.

26.  COMMITMENTS AND CONTINGENT LIABILITIES

     Conoco uses various leased facilities and equipment in its operations. Future minimum lease payments under noncancelable operating leases are $231 for 2001, $276 for 2002, $251 for 2003, $124 for 2004, $112 for 2005 and $585 for
subsequent years. Future minimum lease payments are not reduced by $46 of noncancelable minimum sublease rentals, where Conoco continues to be the primary obligator under the original leases. Rental expense under operating leases was $274 in 2000, $301 in 1999 and $214 in 1998. Rental revenue under operating subleases was $11 in 2000, $15 in 1999 and $16 in 1998.

     Conoco has various purchase commitments for materials, supplies, services and items of permanent investment incident to the ordinary conduct of business. Such commitments are not at prices in excess of current market. Additionally, Conoco has obligations under international contracts to purchase natural gas over periods up to 19 years. Due to the significant strengthening of market prices, these long-term purchase obligations are at prices lower than December 31, 2000 quoted market prices. However, at December 31, 1999, these obligations were at prices in

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


excess of year-end 1999 quoted market prices. No material annual gain or loss is expected from these long-term commitments.

     Conoco is subject to various lawsuits and claims involving a variety of matters including, along with other oil companies, actions challenging oil and gas royalty and severance tax payments, actions related to gas measurement and valuation methods, actions related to joint interest billings to operating agreement partners, and claims for damages resulting from leaking underground storage tanks. As a result of the separation agreement with DuPont, Conoco also has assumed responsibility for current and future claims related to certain discontinued chemicals and agricultural chemicals businesses operated by Conoco in the past. In general, the effect on future financial results is not subject to reasonable estimation because considerable uncertainty exists. The ultimate liabilities resulting from such lawsuits and claims may be material to results of operations in the period in which they are recognized.

     On May 2, 2000, a jury in federal court in Virginia found that Conoco infringed patents of General Technology Applications (GTA) involving part of a process for manufacturing a flow improver product. The amount awarded as damages was $55. We have appealed the verdict. Conoco remains convinced that the evidence clearly demonstrates that Conoco's process does not infringe the GTA patents, and that the trial court decision will be reversed.

     Conoco also is subject to contingencies pursuant to environmental laws and regulations that in the future may require further action to correct the effects on the environment of prior disposal practices or releases of petroleum substances by Conoco or other parties. Conoco has accrued for certain environmental remediation activities consistent with the policy set forth in note 2. Conoco assumed environmental remediation liabilities from DuPont related to certain discontinued chemicals and agricultural chemicals businesses operated by Conoco in the past that are included in the environmental accrual. The accrual amounted to $119 at December 31, 2000, and $109 at December 31, 1999. In management's opinion, this accrual was appropriate based on existing facts and circumstances. Under adverse changes in circumstances, potential liability may exceed amounts accrued. In the event future monitoring and remediation expenditures are in excess of amounts accrued, they may be significant to results of operations in the period recognized. However, management does not anticipate they will have a material adverse effect on the consolidated financial position of Conoco.

     Conoco or DuPont, on behalf of and indemnified by Conoco, has directly guaranteed obligations of certain affiliated companies and others. These guarantees totaled $1,090 at December 31, 2000, and $1,138 at December 31, 1999. The balance at December 31, 2000, included $706 and $167 associated with Petrozuata and Polar Lights, respectively. Conoco had no indirect guarantees as of December 31, 2000. At December 31, 1999, Conoco had indirectly guaranteed various debt obligations under agreements with certain affiliated and other companies to provide specified minimum revenues from shipments or purchases of products. These indirect guarantees totaled $7. No material loss is anticipated by reason of such agreements and guarantees.

     Conoco's operations, particularly oil and gas exploration and production, can be affected by changing economic, regulatory and political environments in the various countries in which Conoco operates, including the U.S. In certain locations, host governments have imposed restrictions, controls and taxes. In others, political conditions have existed that may threaten the safety of employees and Conoco's continued presence in those countries. Internal unrest or strained relations between a host government and Conoco or other governments may affect Conoco's operations. Those developments have, at times, significantly affected Conoco's operations and related results and are carefully considered by management when evaluating the level of current and future activity in such countries. Conoco does take various steps to minimize its financial exposure to loss including, in certain cases, obtaining risk insurance coverage. Areas in which Conoco has a significant active presence include Canada, the Czech Republic, Germany, Indonesia, Malaysia, Nigeria, Norway, Russia, Syria, the United Arab Emirates, the U.K., the U.S., Venezuela and Vietnam.

27.  OPERATING SEGMENT AND GEOGRAPHIC INFORMATION

     Conoco has three operating segments that comprise the structure used by senior management to make key operating decisions and assess performance. These are the upstream, downstream and emerging businesses segments. Upstream operating segment activities include exploring for, developing, producing and selling crude oil, natural gas and natural gas liquids. Activities of the downstream operating segment include refining crude oil and other feedstocks into petroleum products; buying and selling crude oil and refined products; and transporting,

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


distributing and marketing petroleum products. Activities of the emerging businesses operating segment include the development of new businesses beyond our traditional operations. Conoco has five reporting segments. Four reporting segments reflect the geographic division between the U.S. and international operations of its upstream and downstream businesses. One reporting segment is for emerging businesses. Corporate includes general corporate expenses, financing costs and other non-operating items and captive insurance operations.

     There were several factors driving Conoco's revised segment reporting and the subsequent creation of the emerging businesses operating segment in the fourth quarter of 2000. The most important of these factors was the desire to differentiate new businesses from our traditional operations. These businesses have the potential to contribute substantially to our long-term growth and are built on our core businesses. This segment includes Conoco's emerging power, carbon fibers and natural gas refining businesses.

     Conoco sells its products worldwide. In 2000, about 59 percent of sales were made in the U.S. and 36 percent of sales were made in Europe. In 1999, about 54 percent of sales were made in the U.S. and 41 percent of sales were made in Europe. Major products include crude oil, natural gas and refined products that are sold primarily in the energy and transportation markets. Conoco's sales are not materially dependent on any single customer or small group of customers. Transfers between segments are on the basis of estimated market values.

                                           UPSTREAM               DOWNSTREAM
                                     --------------------    --------------------
                                                                                     EMERGING                ELIMINA-   CONSOLI-
SEGMENT INFORMATION                    U.S.       INT'L.       U.S.       INT'L.    BUSINESSES  CORPORATE     TIONS      DATED
                                    --------    --------    --------    --------    ----------  ---------  -----------  --------
2000
Sales and other operating
  revenues (2)
   Refined products ...............  $     --    $     --    $ 12,343    $ 11,284    $     --   $     --   $        --  $ 23,627
   Crude oil ......................        16       1,627       4,754         497          --         --            --     6,894
   Natural gas ....................     4,099       1,686          --          --          --         --            --     5,785
   Other ..........................     1,416         353         282         376           4         --            --     2,431
                                     --------    --------    --------    --------    --------   --------   -----------  --------
        Total .....................     5,531       3,666      17,379      12,157           4         --            --    38,737
Transfers between segments ........       740         831         177         644          --         --        (2,392)       --
                                     --------    --------    --------    --------    --------   --------   -----------  --------
Total operating revenues ..........  $  6,271    $  4,497    $ 17,556    $ 12,801    $      4   $     --   $    (2,392) $ 38,737
                                     ========    ========    ========    ========    ========   ========   ===========  ========
Operating profit ..................  $  1,051    $  2,103    $    208    $    344    $    (89)  $   (159)  $        --  $  3,458
Equity in earnings of affiliates ..        20         230          53         (26)         --         --            --       277
Corporate non-operating items
   Interest and debt expense ......        --          --          --          --          --       (338)           --      (338)
   Interest income (net of misc.
    interest expense) .............        --          --          --          --          --         39            --        39
   Other ..........................        --          --          --          --          --         22            --        22
                                     --------    --------    --------    --------    --------   --------   -----------  --------
Income before income taxes ........     1,071       2,333         261         318         (89)      (436)           --     3,458
Provision for income taxes ........      (352)     (1,185)        (79)        (88)         20        128            --    (1,556)
                                     --------    --------    --------    --------    --------   --------   -----------  --------
Net income (loss) (1) .............  $    719    $  1,148    $    182    $    230    $    (69)  $   (308)  $        --  $  1,902
                                     ========    ========    ========    ========    ========   ========   ===========  ========
Capital employed at December 31 (3)
   Excluding investment in
    affiliates ....................  $  2,501    $  3,278    $  1,265    $    918    $     27   $    202   $        --  $  8,191
   Investment in affiliates (4) ...       162         865         285         490          29         --            --     1,831
                                     --------    --------    --------    --------    --------   --------   -----------  --------
Total capital employed ............  $  2,663    $  4,143    $  1,550    $  1,408    $     56   $    202   $        --  $ 10,022
                                     ========    ========    ========    ========    ========   ========   ===========  ========

Return on capital employed
  (ROCE) (5) ......................      25.9%       30.2%       12.9%       18.0%        N/A        N/A            --      23.1%
Significant non-cash items
  DD&A ............................  $    412    $    611    $    136    $    138    $     --   $      4   $        --  $  1,301
  Dry hole costs and impairment of
    unproved properties ...........  $     44    $     44    $     --    $     --    $     --   $     --   $        --  $     88
  Inventory write-down to market ..  $     --    $     --    $     --    $     24    $     --   $     --   $        --  $     24
Capital expenditures and
  investments (6) .................  $    667    $  1,486    $    344    $    201    $     72   $     26   $        --  $  2,796
Total assets ......................  $  3,733    $  7,195    $  3,461    $  2,925    $     88   $    725   $        --  $ 18,127

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


                                          UPSTREAM               DOWNSTREAM
                                     --------------------    --------------------

SEGMENT INFORMATION                                                                   EMERGING                 ELIMINA-    CONSOLI-
                                       U.S.       INT'L.       U.S.       INT'L.     BUSINESSES   CORPORATE     TIONS       DATED
                                     --------    --------    --------    --------    ----------   ---------   ----------   --------
1999
Sales and other operating
  revenues (2)
   Refined products ...............  $     --    $     --    $  7,771    $  9,253      $     --    $     --   $       --   $ 17,024
   Crude oil ......................        10       1,101       3,165         621            --          --           --      4,897
   Natural gas ....................     2,436       1,033          --          --            --          --           --      3,469
   Other ..........................       863         113         255         390            28          --           --      1,649
                                     --------    --------    --------    --------      --------    --------   ----------   --------
        Total .....................     3,309       2,247      11,191      10,264            28          --           --     27,039
Transfers between segments ........       435         476         106         325            --          --       (1,342)        --
                                     --------    --------    --------    --------      --------    --------   ----------   --------
Total operating revenues ..........  $  3,744    $  2,723    $ 11,297    $ 10,589      $     28    $     --   $   (1,342)  $ 27,039
                                     ========    ========    ========    ========      ========    ========   ==========   ========

Operating profit ..................  $    381    $    891    $    110    $    192      $    (54)   $   (154)  $       --   $  1,366
Equity in earnings of affiliates ..         8          94          55          (7)           --          --           --        150
Corporate non-operating items
   Interest and debt expense ......        --          --          --          --            --        (311)          --       (311)
   Interest income (net of misc.
    interest expense) .............        --          --          --          --            --          25           --         25
   Other ..........................        --          --          --          --            --         (13)          --        (13)
                                     --------    --------    --------    --------      --------    --------   ----------   --------
Income before income taxes ........       389         985         165         185           (54)       (453)          --      1,217
Provision for income taxes ........       (67)       (451)        (46)        (56)           19         128           --       (473)
                                     --------    --------    --------    --------      --------    --------   ----------   --------
Net income (loss) (1) .............  $    322    $    534    $    119    $    129      $    (35)   $   (325)  $       --   $    744
                                     ========    ========    ========    ========      ========    ========   ==========   ========
Capital employed at December 31 (3)
   Excluding investment in
    affiliates ....................  $  2,509    $  2,840    $  1,311    $    890      $     50    $     94   $       --   $  7,694
   Investment in affiliates (4) ...       166         620         260         526            32          --           --      1,604
                                     --------    --------    --------    --------      --------    --------   ----------   --------
Total capital employed ............  $  2,675    $  3,460    $  1,571    $  1,416      $     82    $     94   $       --   $  9,298
                                     ========    ========    ========    ========      ========    ========   ==========   ========
Return on capital employed
  (ROCE) (5) ......................      12.3%       16.0%        8.9%        8.8%          N/A         N/A           --       11.1%
Significant non-cash items
   DD&A ...........................  $    374    $    547    $    126    $    142      $     --    $      4   $       --   $  1,193
   Dry hole costs and impairment of
    unproved properties ...........  $     16    $    115    $     --    $     --      $     --    $     --   $       --   $    131
Capital expenditures and
  investments(6) ..................  $    413    $    839    $    214    $    248      $     69    $      4   $       --   $  1,787
Total assets ......................  $  3,502    $  5,949    $  3,287    $  2,835      $     91    $    711   $       --   $ 16,375

1998
Sales and other operating
  revenues (2)
   Refined products ...............  $     --    $     --    $  6,082    $  7,647      $     --    $     --   $       --   $ 13,729
   Crude oil ......................        14         774       2,650         299            --          --           --      3,737
   Natural gas ....................     2,416         723          --          --            --          --           --      3,139
   Other ..........................       770         104         217         351           729          20           --      2,191
                                     --------    --------    --------    --------      --------    --------   ----------   --------
        Total .....................     3,200       1,601       8,949       8,297           729          20           --     22,796
Transfers between segments ........       308         378          89         181            --          --         (956)        --
                                     --------    --------    --------    --------      --------    --------   ----------   --------
Total operating revenues ..........  $  3,508    $  1,979    $  9,038    $  8,478      $    729    $     20   $     (956)  $ 22,796
                                     ========    ========    ========    ========      ========    ========   ==========   ========

Operating profit ..................  $    229    $    482    $    157    $    256      $    (47)   $   (346)  $       --   $    731
Equity in earnings of affiliates ..         1         (14)         56         (20)           (1)         --           --         22
Corporate non-operating items
   Interest and debt expense ......        --          --          --          --            --        (199)          --       (199)
   Interest income (net of misc.
    interest expense) .............        --          --          --          --            --          89           --         89
   Other ..........................        --          --          --          --            --          51           --         51
                                     --------    --------    --------    --------      --------    --------   ----------   --------

Income before income taxes ........       230         468         213         236           (48)       (405)          --        694
Provision for income taxes ........        (7)       (185)        (72)        (80)           17          83           --       (244)
                                     --------    --------    --------    --------      --------    --------   ----------   --------
Net income (loss) (1) .............  $    223    $    283    $    141    $    156      $    (31)   $   (322)  $       --   $    450
                                     ========    ========    ========    ========      ========    ========   ==========   ========
Capital employed at December 31 (3)
   Excluding investment in
    affiliates ....................  $  2,349    $  2,849    $  1,245    $    989      $      2    $    382   $       --   $  7,816
   Investment in affiliates (4) ...       191         371         248         531            22          --           --      1,363
                                     --------    --------    --------    --------      --------    --------   ----------   --------
Total capital employed ............  $  2,540    $  3,220    $  1,493    $  1,520      $     24    $    382   $       --   $  9,179
                                     ========    ========    ========    ========      ========    ========   ==========   ========

Return on capital employed
  (ROCE) (5) ......................       9.3%        8.9%       13.6%       10.9%          N/A         N/A           --       10.3%

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                         UPSTREAM              DOWNSTREAM
                                    -------------------    -------------------    EMERGING                 ELIMINA-    CONSOLI-
SEGMENT INFORMATION                   U.S.       INT'L.      U.S.      INT'L.    BUSINESSES   CORPORATE     TIONS        DATED
                                    --------    -------    --------    -------   ----------   ---------    --------    --------
1998 (CONTINUED)

Significant non-cash items
   DD&A ......................      $    383    $    457   $    139    $    133  $    --      $      1     $    --     $   1,113
   Dry hole costs and
     impairment of unproved
     properties ..............      $     59    $    104   $     --    $     --  $    --      $     --     $    --     $     163
   Stock option provision ....      $     --    $     --   $     --    $     --  $    --      $    236     $    --     $     236
   Inventory write-down to
     market ..................      $      6    $     --   $     63    $     28  $    --      $     --     $    --     $      97
Capital expenditures and
  investments (6).............      $    788    $  1,177   $    201    $    332  $     1      $     17     $    --     $   2,516
Total assets .................      $  3,653    $  5,693   $  2,805    $  2,815  $    14      $  1,095     $    --     $  16,075

----------

(1)  Includes after-tax benefits (charges) from special items:

 2000
 Asset sales .................      $     27    $    --    $     --    $    --   $     --     $     --     $     --    $     27
 Discontinued businesses .....            --         --          --         --         --           (4)          --          (4)
 Property impairments ........            --         --          (3)        --        (26)          --           --         (29)
 Inventory write-downs .......            --         --          --        (24)        --           --           --         (24)
 Litigation ..................            --         --         (16)        --         --           --           --         (16)
                                    --------    -------    --------    -------   --------     --------     --------    --------
 Total special items .........      $     27    $    --    $    (19)   $   (24)  $    (26)    $     (4)    $     --    $    (46)
                                    ========    =======    ========    =======   ========     ========     ========    ========
 1999
 Discontinued businesses .....      $     --    $    --    $     --    $    --   $     --     $    (20)    $     --    $    (20)
 Litigation ..................            --         --         (18)        --         --           --           --         (18)
                                    --------    -------    --------    -------   --------     --------     --------    --------
 Total special items .........      $     --    $    --    $    (18)   $    --   $     --     $    (20)    $     --    $    (38)
                                    ========    =======    ========    =======   ========     ========     ========    ========

 1998
 Asset sales .................      $     41    $    54    $     --    $    12   $     --     $     --     $     --    $    107
 Property impairments ........           (32)        (6)         --         --         --           --           --         (38)
 Inventory write-downs .......            (4)        --         (40)       (19)        --           --           --         (63)
 Employee separation costs ...           (19)       (23)         (5)        (5)        --           --           --         (52)
 Litigation ..................            --         --         (28)        --         --          (14)          --         (42)
 Stock option provision ......            --         --          --         --         --         (183)          --        (183)
                                    --------    -------    --------    -------   --------     --------     --------    --------
 Total special items .........      $    (14)   $    25    $    (73)   $   (12)  $     --     $   (197)    $     --    $   (271)
                                    ========    =======    ========    =======   ========     ========     ========    ========

(2)  Includes sales of purchased products substantially at cost:

                                                      2000       1999       1998
                                                    ---------- ---------- ----------
   Buy/sell supply transactions settled in cash
       Crude oil..................................  $   4,786   $  3,282   $  2,728
       Refined products...........................  $   1,703   $    747   $    438
   Natural gas resales............................  $   2,551   $  1,242   $  1,109
   Electric power resales.........................  $       4   $     28   $    729

     Sales to equity affiliates totaled $2,200 for 2000, $1,519 for 1999 and $1,219 for 1998. The majority of these sales was in downstream and represented refined products.

(3) Capital employed is equivalent to the sum of stockholders' equity/owner's net investment and borrowings (both short-term and long-term). Borrowings include amounts due to related parties, net of associated notes receivable. Amounts identified for operating segments comprise those assets and liabilities not deemed to be of a general corporate nature, including cash and cash equivalents, financing-oriented items and aviation investment.

(4) Investment in affiliates (including advances) for Petrozuata was $693 and $445 for 2000 and 1999, respectively.

(5) ROCE is a measure of annual net income before special items, excluding after-tax debt cost incurred, generated as a percentage of the two-year average capital employed.

(6)  Includes investments in affiliates.

                                                                                                         OTHER
 GEOGRAPHIC INFORMATION                                U.S.          U.K.      GERMANY       NORWAY    COUNTRIES   CONSOLIDATED
                                                     -------       --------    -------       -------   ---------   ------------
 2000
 Sales and other operating revenues (1).........     $22,914        $7,851      $3,606        $  474     $3,892        $38,737
 Long-lived assets at December 31 (2)...........     $ 5,492        $3,662      $  143        $1,473     $1,437        $12,207
 1999
 Sales and other operating revenues (1).........     $14,528        $5,950      $3,150        $  330     $3,081        $27,039
 Long-lived assets at December 31 (2)...........     $ 5,192        $3,265      $  154        $1,574     $1,050        $11,235
 1998
 Sales and other operating revenues (1).........     $12,878        $4,305      $2,881        $  289     $2,443        $22,796
 Long-lived assets at December 31 (2)...........     $ 5,122        $3,577      $  195        $1,547     $  972        $11,413

----------

(1) Revenues are attributed to countries based on location of the selling entity.

(2)  Represents net PP&E.

28.  OTHER FINANCIAL INFORMATION

         Research and development expenses were $58 for 2000, $54 for 1999 and $51 for 1998.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)

OIL AND GAS PRODUCING ACTIVITIES

         Supplemental Petroleum Data disclosures are presented in accordance with the provisions of SFAS No. 69, "Disclosures about Oil and Gas Producing Activities."

         Accordingly, volumes of reserves and production exclude royalty interests of others, and royalty payments are reflected as reductions in revenues.

RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES

                              TOTAL WORLDWIDE             UNITED STATES              EUROPE                 OTHER REGIONS
                         -----------------------   ------------------------   ----------------------  ---------------------------
                          2000     1999    1998     2000     1999     1998     2000    1999    1998     2000      1999     1998
                         ------   ------  ------   ------   ------   ------   ------  ------  ------  -------   -------   -------
CONSOLIDATED COMPANIES
Revenues
    Sales ............   $3,494   $2,389  $1,938   $1,022   $  646   $  643   $1,573  $1,192  $  831  $   899   $   551   $   464
    Transfers ........    1,420      862     646      688      384      272      731     478     374        1        --        --
Exploration (1) ......     (279)    (270)   (380)    (121)     (64)    (128)     (59)    (62)   (108)     (99)     (144)     (144)
Production ...........     (872)    (851)   (806)    (324)    (287)    (303)    (369)   (433)   (382)    (179)     (131)     (121)
DD&A .................     (973)    (887)   (799)    (366)    (338)    (345)    (526)   (491)   (372)     (81)      (58)      (82)
Other (2) ............       63       18     148      (27)      13      104       73       6      48       17        (1)       (4)
Income taxes .........   (1,390)    (501)   (201)    (293)     (87)     (36)    (698)   (272)   (100)    (399)     (142)      (65)
                         ------   ------  ------   ------   ------   ------   ------  ------  ------  -------   -------   -------
    Results of
      Operations .....    1,463      760     546      579      267      207      725     418     291      159        75        48
                         ------   ------  ------   ------   ------   ------   ------  ------  ------  -------   -------   -------

EQUITY AFFILIATES (3)
 Revenues ............      399      212      78       25       14       14      118      84      60      256       114         4
 Production ..........     (118)     (81)    (67)     (12)      (9)      (6)     (35)    (30)    (38)     (71)      (42)      (23)
 DD&A ................      (31)     (33)    (23)      (6)      (4)      (4)     (12)    (16)    (16)     (13)      (13)       (3)
 Other (2) ...........        5       --      --        3       --       --       (2)     --      --        4        --        --
 Income taxes ........      (38)       8      18       --       --       --      (13)     (1)     (1)     (25)        9        19
                         ------   ------  ------   ------   ------   ------   ------  ------  ------  -------   -------   -------
    Results of
      Operations .....      217      106       6       10        1        4       56      37       5      151        68        (3)
                         ------   ------  ------   ------   ------   ------   ------  ------  ------  -------   -------   -------
Total Results of
   Operations ........   $1,680   $  866  $  552   $  589   $  268   $  211   $  781  $  455  $  296  $   310   $   143   $    45
                         ======   ======  ======   ======   ======   ======   ======  ======  ======  =======   =======   =======

---------

(1) Includes exploration operating expenses, dry hole costs and impairment of unproved properties.

(2) Includes gain/(loss) on disposal of fixed assets and other miscellaneous revenues and expenses.

(3)  Includes Conoco's net share of equity affiliate information.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)

COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION,
     EXPLORATION AND DEVELOPMENT ACTIVITIES (1)

                               TOTAL WORLDWIDE         UNITED STATES               EUROPE              OTHER REGIONS
                           ----------------------  ----------------------  ----------------------  ----------------------
                            2000    1999    1998    2000    1999    1998    2000    1999    1998    2000    1999    1998
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
CONSOLIDATED
COMPANIES
Property acquisitions
    Proved (2) (3) (4) ..  $  621  $  138  $  199  $   24  $    6  $   24  $  572  $   --  $  175  $   25  $  132  $   --
    Unproved ............      92      19      93       6       1      55      11      12      25      75       6      13
Exploration .............     299     276     436     125      97     119      61      72     114     113     107     203
Development .............     908     737   1,019     398     304     542     335     342     403     175      91      74
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

     Total ..............   1,920   1,170   1,747     553     408     740     979     426     717     388     336     290

EQUITY AFFILIATES (5)
Development .............     320     337     564      18      15      30       8       1       2     294     321     532
                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------

Total ...................  $2,240  $1,507  $2,311  $  571  $  423  $  770  $  987  $  427  $  719  $  682  $  657  $  822
                           ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

----------

(1) These data comprise all costs incurred in the activities shown, whether capitalized or charged to expense at the time they were incurred.

(2)  Does not include properties acquired through property trades.

(3) Acquisition costs of properties are shown before a gross up for SFAS No. 109 "Accounting For Income Taxes" of $204 in 2000, $48 in 1999 and $55 in 1998.

(4) Includes acquisition costs associated with petroleum reserves acquired in the North Sea in 2000 and 1998.

(5)  Includes Conoco's net share of equity affiliate information.


CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES

                                  TOTAL WORLDWIDE           UNITED STATES               EUROPE              OTHER REGIONS
                             -------------------------  ----------------------  ----------------------  ----------------------
                               2000    1999     1998     2000    1999    1998    2000    1999    1998    2000    1999    1998
                             -------  -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
CONSOLIDATED
 COMPANIES

Gross costs
   Proved properties (1) ..  $14,730  $13,661  $13,488  $5,266  $4,968  $5,013  $7,461  $6,939  $6,942  $2,003  $1,754  $1,533
   Unproved properties ....    1,106    1,201    1,159     497     651     634     322     331     262     287     219     263
Less
   Accumulated DD&A .......    8,197    7,887    7,469   3,099   3,024   2,983   3,668   3,507   3,182   1,430   1,356   1,304
                             -------  -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
     Total net costs ......    7,639    6,975    7,178   2,664   2,595   2,664   4,115   3,763   4,022     860     617     492

EQUITY AFFILIATES (2)
Gross costs
   Proved properties ......    1,728    1,411    1,075     119     102      87     213     207     207   1,396   1,102     781
Less
   Accumulated DD&A .......      164      134       99      29      25      21     101      90      75      34      19       3
                             -------  -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------
     Total net costs ......    1,564    1,277      976      90      77      66     112     117     132   1,362   1,083     778
                             -------  -------  -------  ------  ------  ------  ------  ------  ------  ------  ------  ------

Total .....................  $ 9,203  $ 8,252  $ 8,154  $2,754  $2,672  $2,730  $4,227  $3,880  $4,154  $2,222  $1,700  $1,270
                             =======  =======  =======  ======  ======  ======  ======  ======  ======  ======  ======  ======

----------

(1) Includes acquisition costs associated with petroleum reserves acquired in the North Sea in 2000 and 1998.

(2)  Includes Conoco's net share of equity affiliate information.

                          SUPPLEMENTAL PETROLEUM DATA
                                  (UNAUDITED)
                            (IN MILLIONS OF BARRELS)

ESTIMATED PROVED RESERVES OF OIL (1)

                                        TOTAL WORLDWIDE           UNITED STATES              EUROPE               OTHER REGIONS
                                    ----------------------   ----------------------  ----------------------  ----------------------
                                     2000    1999    1998     2000    1999    1998    2000    1999    1998    2000    1999    1998
                                    ------  ------  ------   ------  ------  ------  ------  ------  ------  ------  ------  ------
PROVED RESERVES OF
   CONSOLIDATED COMPANIES

Beginning of year ...............      788     863     893      238     261     277     383     410     421     167     192     195
Revisions and other changes .....       46      (6)     42       23       4      14      16      (5)     20       7      (5)      8
Extensions and discoveries ......       56      54      41       19       7      15      18      37       6      19      10      20
Improved recovery ...............       --      --      14       --      --      --      --      --      11      --      --       3
Purchase of reserves (2) (3) ....       55       1       8       --       1      --      45      --       8      10      --      --
Sale of reserves (4) ............       (2)     (8)    (16)      (2)     (8)    (16)     --      --      --      --      --      --
Production ......................     (115)   (116)   (119)     (29)    (27)    (29)    (57)    (59)    (56)    (29)    (30)    (34)
                                    ------  ------  ------   ------  ------  ------  ------  ------  ------  ------  ------  ------
End of year .....................      828     788     863      249     238     261     405     383     410     174     167     192
                                    ------  ------  ------   ------  ------  ------  ------  ------  ------  ------  ------  ------

PROVED RESERVES OF EQUITY
    AFFILIATES (5)

Beginning of year ...............      742     728     731       --      --      --      60      50      51     682     678     680
Revisions and other changes .....        2       8       5       --      --      --       3       8       5      (1)     --      --
Extensions and discoveries ......       87      21      --       --      --      --       4       9      --      83      12      --
Production ......................      (21)    (15)     (8)      --      --      --      (7)     (7)     (6)    (14)     (8)     (2)
                                    ------  ------  ------   ------  ------  ------  ------  ------  ------  ------  ------  ------
End of year .....................      810     742     728       --      --      --      60      60      50     750     682     678
                                    ------  ------  ------   ------  ------  ------  ------  ------  ------  ------  ------  ------
Total ...........................    1,638   1,530   1,591      249     238     261     465     443     460     924     849     870
                                    ======  ======  ======   ======  ======  ======  ======  ======  ======  ======  ======  ======

PROVED DEVELOPED RESERVES OF
    CONSOLIDATED COMPANIES
Beginning of year ...............      565     622     600      202     222     242     217     228     174     146     172     184
End of year .....................      607     565     622      215     202     222     256     217     228     136     146     172

PROVED DEVELOPED RESERVES OF
    EQUITY AFFILIATES (5)
Beginning of year ...............      129      92      43       --      --      --      43      42      43      86      50      --
End of year .....................      193     129      92       --      --      --      39      43      42     154      86      50

---------

(1) Oil reserves comprise crude oil and condensate, and natural gas liquids expected to be removed for Conoco's account from its natural gas deliveries.

(2)  Includes reserves acquired through property trades.

(3)  Includes reserves acquired in the North Sea in 2000 and 1998.

(4)  Includes reserves disposed of through property trades.

(5)  Includes Conoco's net share of equity affiliate information.

                          SUPPLEMENTAL PETROLEUM DATA
                                  (UNAUDITED)
                            (IN BILLION CUBIC FEET)

ESTIMATED PROVED RESERVES OF GAS

                                       TOTAL WORLDWIDE           UNITED STATES              EUROPE                OTHER REGIONS
                                  ----------------------   ----------------------   ----------------------   ----------------------
                                   2000    1999    1998     2000    1999    1998     2000    1999    1998     2000    1999    1998
                                  ------  ------  ------   ------  ------  ------   ------  ------  ------   ------  ------  ------
PROVED RESERVES OF
   CONSOLIDATED COMPANIES

Beginning of year ..............   5,799   5,802   5,491    2,166   2,319   2,235    2,884   3,053   3,060      749     430     196
Revisions and other changes
    (1) (2) ....................    (176)      7      25     (110)    (34)     18       42      31     (20)    (108)     10      27
Extensions and discoveries .....     515     446     961      284     219     624        1      65     111      230     162     226
Purchase of reserves (3) (4) ...     222     174     116       19       8       4      203      --     112       --     166      --
Sale of reserves (5) ...........      (7)    (30)   (281)      (7)    (30)   (243)      --      --     (38)      --      --      --
Production .....................    (617)   (600)   (510)    (291)   (316)   (319)    (293)   (265)   (172)     (33)    (19)    (19)
                                  ------  ------  ------   ------  ------  ------   ------  ------  ------   ------  ------  ------
End of year ....................   5,736   5,799   5,802    2,061   2,166   2,319    2,837   2,884   3,053      838     749     430
                                  ------  ------  ------   ------  ------  ------   ------  ------  ------   ------  ------  ------

PROVED RESERVES OF EQUITY
    AFFILIATES (6)

Beginning of year ..............     343     381     370      343     381     370       --      --      --       --      --      --
Revisions and other changes ....     (19)    (35)    (12)     (19)    (35)    (12)      --      --      --       --      --      --
Extensions and discoveries .....      --      --       1       --      --       1       --      --      --       --      --      --
Purchase of reserves ...........      --       3      27       --       3      27       --      --      --       --      --      --
Production .....................      (7)     (6)     (5)      (7)     (6)     (5)      --      --      --       --      --      --
                                  ------  ------  ------   ------  ------  ------   ------  ------  ------   ------  ------  ------
End of year ....................     317     343     381      317     343     381       --      --      --       --      --      --
                                  ------  ------  ------   ------  ------  ------   ------  ------  ------   ------  ------  ------
Total ..........................   6,053   6,142   6,183    2,378   2,509   2,700    2,837   2,884   3,053      838     749     430
                                  ======  ======  ======   ======  ======  ======   ======  ======  ======   ======  ======  ======

PROVED DEVELOPED RESERVES OF
    CONSOLIDATED COMPANIES
Beginning of year ..............   4,164   3,991   3,061    1,792   1,828   1,801    2,017   1,954   1,091      355     209     169
End of year ....................   4,375   4,164   3,991    1,788   1,792   1,828    2,295   2,017   1,954      292     355     209

PROVED DEVELOPED RESERVES OF
    EQUITY AFFILIATES (6)
Beginning of year ..............      72      66      40       72      66      40       --      --      --       --      --      --

End of year ....................      74      72      66       74      72      66       --      --      --       --      --      --

---------
(1) Includes revisions due to wet gas and NGL accounting realignment in the U.S. This resulted in net additional reserves of 11 MMBOE in 2000.

(2) Includes other regions' price-driven revisions to gas reserve entitlements under production sharing contracts and similar arrangements.

(3)  Includes reserves acquired through property trades.

(4)  Includes reserves acquired in the North Sea in 2000 and 1998.

(5)  Includes reserves disposed of through property trades.

(6)  Includes Conoco's net share of equity affiliate information.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL
     AND GAS RESERVES

     The information on the following page has been prepared in accordance with SFAS No. 69, which requires the standardized measure of discounted future net cash flows to be based on year-end prices, costs and statutory income tax rates and a 10 percent annual discount rate. Specifically, the per-barrel oil prices used to calculate the December 31, 2000 data averaged $25.29 for the U.S., $21.75 for Europe and $21.23 for other regions. The gas prices per thousand cubic feet averaged $9.79 for the U.S., $3.15 for Europe and $5.43 for other regions. Because prices used in the calculation are as of December 31, the standardized measure could vary significantly from year to year based on market conditions at that specific date.

     The projections should not be viewed as realistic estimates of future cash flows nor should the "standardized measure" be interpreted as representing current value to Conoco. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs also may vary. Conoco's investment and operating decisions are not based on the information presented on the following page, but on a wide range of reserve estimates that include probable as well as proved reserves, and on different price and cost assumptions from those reflected in this information.

                           SUPPLEMENTAL PETROLEUM DATA
                                   (UNAUDITED)
                              (DOLLARS IN MILLIONS)

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL
      AND GAS RESERVES

                             TOTAL WORLDWIDE              UNITED STATES                EUROPE                  OTHER REGIONS
                       ---------------------------  -------------------------  -------------------------  -------------------------
                         2000      1999     1998     2000     1999     1998     2000     1999     1998     2000     1999     1998
                       --------  --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
CONSOLIDATED COMPANIES
Future cash flows
  Revenues............ $ 52,174  $ 31,682  $20,340  $25,990  $ 9,824  $ 6,148  $17,664  $15,724  $11,376  $ 8,520  $ 6,134  $ 2,816
  Production costs....   (9,698)   (8,295)  (8,271)  (3,342)  (2,604)  (2,665)  (4,794)  (4,460)  (4,742)  (1,562)  (1,231)    (864)
  Development costs...   (1,904)   (1,573)  (1,548)    (304)    (347)    (370)    (627)    (665)    (823)    (973)    (561)    (355)
  Income tax expense..  (16,892)  (10,212)  (3,904)  (7,505)  (1,805)    (546)  (6,515)  (5,581)  (2,239)  (2,872)  (2,826)  (1,119)
                       --------  --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Future net cash
  flows...............   23,680    11,602    6,617   14,839    5,068    2,567    5,728    5,018    3,572    3,113    1,516      478
Discounted to present
 value at a 10%
 annual rate..........   (9,341)   (4,373)  (2,414)  (6,350)  (2,157)  (1,055)  (1,699)  (1,468)  (1,151)  (1,292)    (748)    (208)
                       --------  --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
      Total (1).......   14,339     7,229    4,203    8,489    2,911    1,512    4,029    3,550    2,421    1,821      768      270
                       --------  --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------

EQUITY AFFILIATES (2)
Future cash flows

  Revenues............   15,366    13,524    5,327    3,158      839    1,001    1,015      976      427   11,193   11,709    3,899
  Production costs....   (1,578)   (2,489)  (2,228)    (514)    (334)    (346)    (417)    (492)    (266)    (647)  (1,663)  (1,616)
  Development costs...   (1,239)   (1,168)  (1,086)    (288)    (181)    (191)     (39)     (38)     (28)    (912)    (949)    (867)
  Income tax expense..   (3,341)   (2,522)    (425)    (867)    (115)    (166)    (161)     (78)     (63)  (2,313)  (2,329)    (196)
                       --------  --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Future net cash
  flows...............    9,208     7,345    1,588    1,489      209      298      398      368       70    7,321    6,768    1,220
Discounted to present
 value at a 10%
 annual rate..........   (5,771)   (5,039)  (1,327)    (833)    (155)    (220)    (139)    (106)      (9)  (4,799)  (4,778)  (1,098)
                       --------  --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
      Total...........    3,437     2,306      261      656       54       78      259      262       61    2,522    1,990      122
                       --------  --------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Total................. $ 17,776  $  9,535  $ 4,464  $ 9,145  $ 2,965  $ 1,590  $ 4,288  $ 3,812  $ 2,482  $ 4,343  $ 2,758  $   392
                       ========  ========  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======

---------

(1) Includes $263 at year-end 1998 attributable to Conoco Oil & Gas Associates L.P., in which there was a minority interest with an approximate 20 percent average revenue share.

(2)  Includes Conoco's net share of equity affiliate information.

SUMMARY OF CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
     RELATING TO PROVED OIL AND GAS RESERVES

                                                                          CONSOLIDATED COMPANIES         EQUITY AFFILIATES(1)
                                                                       ----------------------------   ---------------------------
                                                                         2000      1999      1998      2000      1999      1998
                                                                       --------   -------   -------   -------   -------   -------
Balance at January 1 ................................................. $  7,229   $ 4,203   $ 5,623   $ 2,306   $   261   $   604

Sales and transfers of oil and gas produced, net of production
  costs ..............................................................   (4,041)   (2,400)   (1,778)     (281)     (124)       (2)

Development costs incurred during the period .........................      908       737     1,019       320       337       555

Net changes in prices and in development and production costs ........    9,150     6,650    (3,948)      541     2,112    (1,155)

Extensions, discoveries and improved recovery, less related costs ....    2,241     1,023       838       423        80         1

Revisions of previous quantity estimates .............................       77       (24)      189       (39)       25         2

Purchases (sales) of reserves in place - net .........................      869        99       (92)       --         2        18

Accretion of discount ................................................    1,321       620       916       294        36        84

Net change in income taxes ...........................................   (3,450)   (3,978)    1,541      (444)     (530)      128

Other ................................................................       35       299      (105)      317       107        26
                                                                       --------   -------   -------   -------   -------   -------

Balance at December 31 ............................................... $ 14,339   $ 7,229   $ 4,203   $ 3,437   $ 2,306   $   261
                                                                       ========   =======   =======   =======   =======   =======

---------

(1)  Includes Conoco's net share of equity affiliate information.

                      CONSOLIDATED QUARTERLY FINANCIAL DATA
                                   (UNAUDITED)
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                                                     QUARTER ENDED
                                               ---------------------------------------------------------------
                                                MARCH 31        JUNE 30       SEPTEMBER 30       DECEMBER 31
                                               ----------     ----------     --------------     --------------
2000
Sales and other operating revenues (1) ......  $    8,524     $    9,357     $       10,587     $       10,269
Cost of goods sold and other expenses (2) ...  $    7,896     $    8,643     $        9,654     $        9,298
Interest and debt expense ...................  $       83     $       89     $           78     $           88
Net income before special items .............  $      391     $      460     $          523     $          574
Net income ..................................  $      399(3)  $      456(4)  $          497(5)  $          550(6)
Earnings per share
   Basic (7) ................................  $      .64     $      .73     $          .80     $          .88
   Diluted (7) ..............................  $      .63     $      .72     $          .79     $          .87
Dividends per common share ..................  $      .19     $      .19     $          .19     $          .19
Market price of Class A common stock (8)
   High .....................................  $    27.88     $    27.06     $        27.63     $        29.56
   Low ......................................  $    18.81     $    22.00     $        21.38     $        24.00
Market price of Class B common stock (8)
   High .....................................  $    28.75     $    29.00     $        28.75     $        29.69
   Low ......................................  $    19.00     $    23.25     $        22.31     $        24.69

1999
Sales and other operating revenues (1) ......  $    5,311     $    6,252     $        7,409     $        8,067
Cost of goods sold and other expenses (2) ...  $    5,130     $    6,090     $        7,020     $        7,541
Interest and debt expense ...................  $       71     $       79     $           80     $           81
Net income before special items .............  $       83     $      114     $          261     $          324
Net income ..................................  $       83     $      114     $          223(9)  $          324
Earnings per share
   Basic (7) ................................  $      .13     $      .18     $          .36     $          .52
   Diluted (7) ..............................  $      .13     $      .18     $          .35     $          .51
Dividends per common share ..................  $      .14     $      .19     $          .19     $          .19
Market price of Class A common stock (8)
   High .....................................  $    25.44     $    31.25     $        29.25     $        29.06
   Low ......................................  $    19.38     $    22.94     $        25.31     $        20.94
Market price of Class B common stock (8)
   High .....................................  $       --     $       --     $        29.38     $        28.94
   Low ......................................  $       --     $       --     $        24.50     $        20.75

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(1)  Excludes other income and equity in earnings of affiliates of $167, $149,
     $110 and $124 in each of the quarters in 2000 and $24, $77, $76 and $93 in each of the quarters in 1999.

(2)  Excludes provision for income taxes.

(3) Includes $8 ($.01 per share - diluted) reflecting a $27 gain from the sale of natural gas processing assets in the U.S. partially offset by a $16 loss for litigation provisions and $3 for the write-off of related refinery assets.

(4) Includes $4 ($.01 per share - diluted) for settlement costs associated with the separation agreement from DuPont related to a discontinued business.

(5) Includes $26 ($.04 per share - diluted) for the write-off of our share of a Colombian power venture.

(6) Includes $24 ($.04 per share - diluted) related to the write-down of an international refinery venture's inventories to market value.

(7) Earnings per share for the year may not equal the sum of the quarterly earnings per share due to changes in average shares outstanding (see note 8 to the consolidated financial statements).

(8) Conoco's Class A common stock and Class B common stock are listed on the New York Stock Exchange (trading symbols: COC.A and COC.B). Class A common stock commenced trading on October 22, 1998, subsequent to Conoco's initial public offering. Class B common stock commenced trading on August 16, 1999, subsequent to the conclusion of DuPont's exchange offer, which resulted in 100 percent of Class B common stock being distributed to DuPont shareholders. Prices are reported by the New York Stock Exchange.

(9) Includes $38 ($.06 per share - diluted) related to U.S. downstream litigation and corporate settlement charges.

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